Exhibit 2

Notice to U.S. Shareholders

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

Kanto Natural Gas Development Co., Ltd.

1-1 Nihonbashi-Muromachi 2-Chome

Chuo-Ku, Tokyo

(Ticket Code: 1661)

October 8, 2013

Dear Shareholders,

NOTICE OF EXTRAORDINARY GENERAL

MEETING OF SHAREHOLDERS

This is to inform you that the Extraordinary General Meeting of Shareholders of Kanto Natural Gas Development Co., Ltd. (hereinafter referred to as “the Company”) will be held as set forth below and that you are cordially invited to attend it.

If you are not able to attend the meeting, we request that you exercise your voting rights in writing after reviewing the reference to general meeting of shareholders set forth below, and indicate your approval or disapproval of the proposal in the Voting Form enclosed herewith, and return the Voting Form to the Company by the end of the Company’s business hours (5:15 p.m.) on October 23, 2013 (Wednesday).

1. Date and Time:	October 24, 2013 (Thursday), at 10:00 a.m.

2. Place:	Nomura Conference Plaza Nihonbashi 5F Main Hall YUITO (Nihonbashi-Muromachi Nomura Bld.) 4-3 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo (Please see the attached access map.)

3. Purpose:

Matters to be Resolved:

Proposal 1: Approval of the Plan for Joint Share Transfer between the Company and Otaki Gas Co., Ltd.

Proposal 2: Partial amendment of the Articles of Incorporation

• If you attend the meeting in person, please submit the enclosed Voting Form to the receptionist at the place of meeting.

• If you exercise your voting right by proxy, one shareholder with voting right may attend the General Shareholders Meeting as a proxy. However, please note that a written proof of proxy must be presented.

• In case where the Company finds any amendment to be made to the Reference to General Meeting of Shareholders, such amendment will be notified through the Company’s website (http://www.gasukai.co.jp/).

Yours truly,

Masanori Yoshii

President and Representative Director

REFERENCE TO GENERAL MEETING OF SHAREHOLDERS

PROPOSALS AND REFERENCE

Proposal 1: Approval of the Joint Share Transfer Plan between the Company and Otaki Gas Co., Ltd.

The Company and Otaki Gas Co., Ltd. (hereinafter referred to as “Otaki”, and the Company and Otaki collectively referred to as “the Companies”) jointly intend to effect integration of the management (hereinafter referred to as “the integration of management”) by incorporating a holding company, “K & O Energy Group Inc.” (hereinafter referred to as “the Joint Holding Company”) through Share Transfer (hereinafter referred to as “the Share Transfer”), which will be a wholly owing parent company owning 100% of the shares in the Companies as of January 6 of 2014.

This Proposal is to request the shareholders to approve the Share Transfer Plan (the details of it are stated in “the Share Transfer Plan (copy)” below. hereinafter referred to as “the Share Transfer Plan”) which the Companies prepared for the integration of management.

Upon the integration of management, it is scheduled to apply for the shares of the Joint Holding Company to be newly listed on the First Section of Tokyo Stock Exchange. Shares in the Joint Holding Company, which are to be newly listed on the Tokyo Stock Exchange will be allotted and delivered to the shareholders of the Company in lieu of the shares in the Company at predetermined share transfer ratio.

1. Reasons for the Share Transfer

The Company Group, which is a corporate group, comprised of the Company and its primary subsidiary, Otaki, as core corporations, have been working day in and day out to serve for our customers’ daily lives, and to contribute to affluent society through development and sales of natural gas and iodine, the two precious domestically produced resources.

The Company, a mining business operator, has been engaging in development and production of domestic natural gas since its establishment in 1931 as a leading company in the business of development of natural gas dissolved in water, in Japan, and has been supplying natural gas it produces to city gas operators in Chiba Prefecture, including Otaki. In addition to the natural gas business, the Company also engages in iodine production and supply business which is another core business and is not only one of few resources that Japan, a country with few resources, can export to other countries, but one that is very precious in the global sense. In light of the development of new usage of iodine in recent years, iodine business is a promising and expanding business. As one of leading iodine producers in the world, the Company has been responding to the demand for iodine.

Otaki, a city gas business operator, has been supplying city gas, mainly natural gas procured from the Company, etc., to the customers including homes in Chiba Prefecture since its establishment with the Company’s fund and succession of the gas sales sector in 1956. The number of its customers was less than 4,000 at the time of establishment however it increased to more than 160,000 customers today. Further, in order to meet the strong demand for city gas, Otaki diversified the sources of gas other than domestically produced natural gas, through introduction of LNG, etc., and has been supplying city gas to large-lot customers, such as for industrial use. Thus, Otaki has been striving to expand its sales volume.

As a result of such business activities based on its core business, the natural gas business to develop and supply in Chiba Prefecture and the iodine business in the world market, the Company Group has grown to a corporate group with its consolidated sales volume of approximately 79 billion yen and consolidated ordinary income of approximately 4.8 billion yen (fiscal term ending December 2012).

In recent years, natural gas has been gaining attention as a source of clean energy against a background of environmental issues including global warming, air pollution, etc., and the business of development and supply of natural gas in which the Company Group engages is expected to be a highly promising business leading to the next generation. On the other hand, though the economic environment surrounding Japan is on a recovery trend, the outlook for the economy remains uncertain because of critical domestic issues including declining population due to low birth rate with aging society and securing energy demand and supply, and of the world’s issues including political instability and European financial crisis. Further, the business environment surrounding the Company Group requires us more than ever to perform services which meet the customers’ needs adequately in competition with other energy sources, while needing to supply energy reasonably and conveniently as well as placing greater importance on securing safety, stability and environmental compatibility of energy.

In order to respond to such changes of business environment and to promote sustainable development, we recognized that it is important to increase synergy effects as a group by taking a greater advantages of the Company Group’s greatest feature: that businesses from upstream sector, development/production of natural gas, to downstream sector, supply to the customers, are operated within the Group as one stream. Based on such perspective, the Companies reached a common understanding that the best way for the Company Group, which marked 80th anniversary in 2011, to keep growing in the future is to increase the corporate value by utilizing management resources of the Companies effectively under shared concept and strategy between the Company and Otaki.

To that end, as a corporation engaging in development and supply of precious domestically-produced resources, of which the Company Group takes a role in the future, it is necessary for the Company Group to work in concert for building a framework which enables it to respond promptly to changing business environment, under a consistent plan for development/production through supply and sales of natural gas, the domestically-produced energy, and iodine, the precious resource in the world. We believed that materializing such framework will contribute to the Companies’ corporate value from the medium- to long-term view point, and as a result of mutual consultation, the Companies agreed to integrate the management through incorporation of a Joint Holding Company for the purposes of (1) enhancing the Group’s strategic function, (2) efficiently utilizing the Group’s management resources, and (3) maximizing the value of stakeholders, as stated below.

(1) Enhancement of the Group’s strategic function

We will pursue the Group’s total optimization through clarification of the Group’s goal and roles of each company in the Group. Further, to accomplish the goal, we will enhance the Group’s decision making function and the designing, planning and executing function of the Group’s strategy. To be more precise, the Holding Company will not, for the time being, directly engage in business operation, but specialize in integrated function of management strategy centering on making business plan for each operating company from the comprehensive standpoint of “from development/production to supply/sales”. On the other hand, each operating company will restructure its organization to one that promotes respective specialized business and strive for total optimization based on said strategy above.

(2) Efficient utilization of the Group’s management resources

We will strive for further efficiency in management of the Group as a whole through distributing the management resources effectively in the Group. Further, we will improve the cost efficiency by concentrating the headquarters function and back-office section in the Holding Company, and as part of the Group’s strategy, concentrate management resource on the focused sector which requires more human resources.

(3) Maximize the value of stakeholders

By having each company in the Group pursue respective specialty and contribute to the growth of the Group as a whole under the Holding Company which has strategic function over the entire Group, we will strive for maximization of the value of shareholders, customers, employees and local community.

2. Details of the Share Transfer Plan

The details of the Share Transfer Plan are as stated in the page 20 through 105 of “the Share Transfer Plan (copy)” below.

3. Matters concerning the adequacy of provisions for matters in Items 5 and 6 of Paragraph 1 in the Article 773 of the Companies Act

(1) Matters concerning allotment of shares in the Wholly Owning Parent Company Incorporated through the Share Transfer

The Companies determined the allotment ratio (hereinafter referred to as “the Share Transfer Ratio”) of common shares in the Joint Holding Company to be allotted and delivered to shareholders of respective Companies, which are to become Wholly Owned Subsidiaries upon incorporation of the Joint Holding Company as the result of the Share Transfer, as follows:

(i) Share Transfer Ratios are as follows:

0.5 common shares of the Joint Holding Company for one (1) common share of the Company, and 0.4 common shares of the Joint Holding Company for one (1) common share of Otaki will be allotted and delivered.

Further, one share unit for the Joint Holding Company will be 100 shares (the current share units for the Companies are 1,000 shares, respectively). However, when any material change occurs to any underlying conditions for calculation, the Share Transfer Ratio may be changed upon mutual consultation between the Companies.

When the shares in the Joint Holding Company to be delivered to shareholders of the Company or Otaki through the Share Transfer include fraction of share less than one (1) share, the equivalent value for such fraction of less than one (1) share shall be paid in cash to the relevant shareholders pursuant to the provisions in Article 234 of the Companies Act and other applicable laws and ordinances.

(Note) Number of new shares to be delivered through the Share Transfer

Common Stock: 31,342,470 shares (tentative)

The above figure is based on the total number of outstanding shares in the Company (60,996,473 shares) and the total number of outstanding shares in Otaki (17,424,000 shares) as of June 30, 2013. Provided, however, that 10,965,737 shares of common stock in the Company which the Company held as treasury shares as of June 30, 2013 and 1,606,245 shares of common stock in Otaki which Otaki held as treasury shares as of June 30, 2013 were excluded from the subject shares to be exchanged with new shares in calculation of the above figure, because the Company and Otaki are respectively scheduled to cancel the treasury shares that they currently hold or newly acquire in the future, to the extent practically possible before the effective date of the Share Transfer. Further, the above number of new shares to be issued by the Joint Holding Company may change since the number of treasury shares to be actually cancelled is currently unfixed. In addition, the number of new shares to be issued by the Joint Holding Company may change in an event such as exercise of share options of the Company or Otaki, etc., until immediately before the effective date of the Share Transfer.

(ii) Calculation basis, etc. for the Share Transfer Ratio are as follows:

1 Basis for Calculation

In order to ensure the fairness and adequacy of the Share Transfer Ratio to be used for the Share Transfer, the Company and Otaki decided to seek an opinion from an independent third party, and the Company retained Daiwa Securities Co. Ltd. (hereinafter referred to as “Daiwa Securities”) and Otaki retained Deloitte Tohmatsu Financial Advisory Co., Ltd. (hereinafter referred to as “Tohmatsu”) to respectively evaluate the Share Transfer Ratio, and received documented evaluation of the Share Transfer Ratio.

Daiwa Securities calculated the Share Transfer Ratio for each of the Company and Otaki adopting the Average Market Price Analysis and Discounted Cash Flow Method (hereinafter referred to as “DCF method”). The results adopting each method are as follows. The evaluation ranges for the following Share Transfer Ratios indicate the evaluation range in number of the common share of Otaki for one (1) common share of the Company.

	Calculation method	Evaluation range of the Share Transfer Ratio
1	Average Market Price Analysis	0.69~0.83
2	DCF method	0.78~1.36

For the Average Market Price Analysis, set August 7, 2013 as the recording date, the simple average value of the closing price on the recording date, the closing prices of one (1) month period before the recording date, three (3) month period before the recording date and six (6) month period before the recording date were adopted.

For calculation of the Share Transfer Ratio, Daiwa Securities principally adopted information provided by the Companies and publicly available information, and on the assumption of the accuracy and completeness thereof. Daiwa Securities did not independently verify the accuracy and completeness of such information. Further, Daiwa Securities did not perform an independent evaluation, appraisement or assessment with respect to the assets and liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the Companies and their respective affiliated companies, and did not retain a third party to perform such evaluation, appraisement or assessment. Additionally, Daiwa Securities assumed that the financial projections (including profit plans and other information) provided by the Companies were reasonably prepared and presented based on the best forecast and estimate available to the management of the Companies at the time when such information was provided.

On the other hand, Tohmatsu calculated the Share Transfer Ratios for each of the Company and Otaki by the Average Market Price Analysis and DCF method. The results adopting each method are as follows. The evaluation ranges for the following Share Transfer Ratios indicate the evaluation range for the number of common share of Otaki for one (1) common share of the Company.

	Calculation method	Calculation range of the Share Transfer Ratio
1	Average Market Price Analysis	0.69~0.83
2	DCF method	0.72~1.00

For the Average Market Price Analysis, set August 7, 2013 as the recording date, the simple average value of the closing prices on the recording date, the closing prices of eight (8) business days period starting on the following business day of the day Otaki announced its revised earning forecast on July 26, 2013 and ending on the recording date, one (1) month period before the recording date, three (3) month period before the recording date and six (6) month period before the recording date were adopted.

For calculation of the Share Transfer Ratio, Tohmatsu principally adopted information provided by the Companies and publicly available information, and on the assumption of the accuracy and completeness thereof. Tohmatsu did not independently verify the accuracy and completeness of such information. Further, Tohmatsu did not perform an independent evaluation, appraisement or assessment with respect to the assets and liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the Companies and their respective affiliated companies, and did not retain a third party to perform such evaluation, appraisement or assessment. Additionally, Tohmatsu assumed that the financial projections (including profit plans and other information) provided by the Companies were reasonably prepared and presented based on the best forecast and estimate available to the management of the Companies at the time when such information were provided.

Furthermore, Daiwa Securities and Tohmatsu received each of the Companies’ financial projections from the Company and Otaki respectively, and used them as the basis for analysis adopting DCF method. The future profit plans for the Companies which Daiwa Securities and Tohmatsu used as the calculation basis for analysis by DCF method were prepared on the premise of current organizational structure and did not project drastic increases or decreases in profit.

2 Background to calculations

As stated above, the Company and Otaki (a) respectively requested Daiwa Securities and Tohmatsu to calculate the Share Transfer Ratio for the Share Transfer, (b) each took into account comprehensively the factors of the Companies’ financial status, assets status and future prospect etc. in reference to the calculation results and advice with respect to the Share Transfer Ratio provided by such professional independent calculation agents, (c) conducted careful and repeated mutual discussions regarding the Share Transfer Ratio, and as a result thereof, (d) ultimately determined that the above Share Transfer Ratio is reasonable and beneficial to the interest of the shareholders of the Companies; thus, the Companies decided and agreed upon the Share Transfer Ratio for the Share Transfer at their respective board of directors’ meetings held on August 8, 2013.

The Company did not obtain a Fairness Opinion Letter from an independent calculation agent to the effect that the agreed Share Transfer Ratio is a reasonable ratio for the shareholders of the Company from the financial standpoint. On the other hand, Otaki obtained a Fairness Opinion Letter dated August 7, 2013, from Tohmatsu to the effect that the agreed Share Transfer Ratio is a fair ratio for the shareholders excluding the controlling shareholder (“controlling shareholder and other certain party set forth in the Rules for Enforcement” of Article 441-2 of the Securities Listing Regulation of the Tokyo Stock Exchange and Article 436-3 of the Rules for Enforcement of the same) of Otaki from the financial standpoint under said preconditions above and other certain preconditions.

3 Relationship with the calculation agent

Neither Daiwa Securities which is the Company’s calculation agent nor Tohmatsu which is Otaki’s calculation agent falls under the party related to the Company or Otaki, and does not have any material interests required to be stated in connection with the Share Transfer.

(2) Matters concerning the capital and reserve, etc. of the Joint Holding Company

The Companies determined that the capital and reserve, etc. of the Joint Holding Company to be as follows at the time of incorporation through the Share Transfer;

(i) The amounts of capital and reserve, etc. of the Joint Holding Company are as follows;

Amount of Capital:	8 billion yen
Amount of Reserve:	2 billion yen
Amount of Earned Surplus Reserve:	0 yen

(ii) The amounts of capital and reserve, etc. of the Joint Holding Company stated above were determined within the scope provided for in Article 52 of the Corporate Accounting Rules, after comprehensive consideration and review of the capital policy, etc. of the Joint Holding Company after its incorporation, and upon consultation between the Companies.

4. Matters concerning the adequacy of provisions for matters in Items 9 and 10 of Paragraph 1 in the Article 773 of the Companies Act

The Company and Otaki decided that each of the share options of the Joint Holding Company listed in the column 2 (1) through (10) of the chart below are to be delivered to the holders of each share options listed in the column 1 (1) through (10), who are listed or recorded in the latest register immediately before the time of the Joint Holding Company obtaining all of the shares in the Companies through the Share Transfer, in lieu of the relevant share options held by such holders with a corresponding number of respective share options held by such holders.

This is to allot share options of the Joint Holding Company which have virtually same features and same number with share options held before the effective date of the Share Transfer to the holders of respective share options, and was determined upon consultation between the Companies based on the features of each share options and Share Transfer Ratio, and from the view point of protecting the rights of shareholders of common stocks and holders of each share option equally.

	Column 1		Column 2
	Share Option issued by the Companies		Share Options of the Joint Holding Company to be delivered
	Name	Features	Name	Features

(1)	Kanto Natural Gas Development Co., Ltd The 1st Share Option	See Exhibit 2	K & O Energy Group Inc. The 1st Share Option	See Exhibit 3

(2)	Kanto Natural Gas Development Co., Ltd The 2nd Share Option	See Exhibit 4	K & O Energy Group Inc. The 2nd Share Option	See Exhibit 5

(3)	Kanto Natural Gas Development Co., Ltd The 3rd Share Option	See Exhibit 6	K & O Energy Group Inc. The 3rd Share Option	See Exhibit 7

(4)	Kanto Natural Gas Development Co., Ltd The 4th Share Option	See Exhibit 8	K & O Energy Group Inc. The 4th Share Option	See Exhibit 9

(5)	Kanto Natural Gas Development Co., Ltd The 5th Share Option	See Exhibit 10	K & O Energy Group Inc. The 5th Share Option	See Exhibit 11

(6)	Otaki Gas Co., Ltd. The 1st Share Option	See Exhibit 12	K & O Energy Group Inc. The 6th Share Option	See Exhibit 13

(7)	Otaki Gas Co., Ltd. The 2nd Share Option	See Exhibit 14	K & O Energy Group Inc. The 7th Share Option	See Exhibit 15

(8)	Otaki Gas Co., Ltd. The 3rd Share Option	See Exhibit 16	K & O Energy Group Inc. The 8th Share Option	See Exhibit 17

(9)	Otaki Gas Co., Ltd. The 4th Share Option	See Exhibit 18	K & O Energy Group Inc. The 9th Share Option	See Exhibit 19

(10)	Otaki Gas Co., Ltd. The 5th Share Option	See Exhibit 20	K & O Energy Group Inc. The 10th Share Option	See Exhibit 21

(Note) The Exhibits in each column are the Exhibits to the Share Transfer Plan (copy).

5. Matters concerning Otaki

(1) Details of financial statements, etc. for the final fiscal term (ending December 2012)

The details of financial statements, etc. of Otaki for the fiscal term ending December 2012 are as stated in “the Supplement to Proposal 1 in the Reference to General Meeting of Shareholders”.

(2) The details of event occurring after the end of final fiscal term which has a material impact on the status of company’s assets.

Not applicable

6. The details of event occurring after the end of the Company’s final fiscal term which has a material impact on the status of company’s assets.

Not applicable

7. Matters concerning the provisions of Article 74 of the Ordinance for Enforcement of the Companies Act regarding persons to be Directors of the Joint Holding Company

Persons to be Directors of the Joint Holding Company are as follows.

Name (Date of Birth)	Brief personal history, Title, Responsibilities and Status of Important Concurrently Serving Office	(1) No. of share in the Company held (2) No. of share in Otaki Gas held (3) No. of share in the Joint Holding Company to be allotted

Masanori Yoshii (Jan. 11, 1949)

Apr 1972      Joined the Company

Mar 1995     Manager of Sales Dept. of the Company

Mar 1999     Administrator, Manager of Sales Dept. of the Company

Mar 2001     Dir., Manager of Development Dept. of .Mobara Field Office, Manager of Sales Dept. of the Company

Jul 2003        Dir., Manager of Development Dept. of Mobara Field Office of the Company

Mar 2005     Rep. Dir., Managing Dir., Chief of Mobara Field Office, Manager of Development Dept. of the Company

Jul 2006        Rep. Dir., Managing Dir., Chief of Mobara Field Office of the Company

Mar 2009     Rep. Dir., President of the Company (current)

(Important Concurrently Serving Office)

Rep. Dir., President of the Company

(1) 12,000 shares (2) 5,000 shares (3) 8,000 shares

Hitoshi Watabe (Nov. 11, 1949)

Apr 1972      Joined Otaki

Mar 1996     Chief of Corp. Planning Office of the same

Mar 1999     Administrator, Chief of Corp. Planning Office of the same

Mar 2001     Dir., Chief of Corp. Planning Office of the same

Mar 2005     Managing Dir., General Manger of Sales Div. of the same

Mar 2007     Rep. Dir., Managing Dir., General Manager of Supply & Technical Div. (Safety/Security Div.) of the same

Mar 2009     Rep. Dir., President of the same (current)

(Important Concurrently Serving Office)

Rep. Dir., President of Otaki

(1) 2,000 shares (2) 7,452 shares (3) 3,980 shares

Shintaro Nagahama (Nov. 19, 1953)

Apr 1977      Joined the Company

Jul 2002        Manager of General Affairs Dept. of the Company, Manager of General Affairs of Mobara Field Office

Mar 2005     Dir., Manager of Personnel Affairs Dept. of the Company

Mar 2011     Dir., Managing Dir., in charge of Personnel, Labor control of the Company Dir., in charge of General Affairs Dept. of Otaki

Mar 2012     Rep. Dir., Managing Dir., Chief of Mobara Field Office of the Company (current)

(Important Concurrently Serving Office)

Rep. Dir., Managing Dir., Chief of Mobara Field Office

of the Company

(1) 4,000 shares (2) 3,000 shares (3) 3,200 shares

Junichi Nishimura (Mar. 5, 1954)

Apr 1976      Joined Otaki

Jul 1995        Manager of Air-conditioning Industries Sales Dept. of Sales Div. of the same

Mar 1999     Deputy General Manager of Sales Div. of the same

Mar 2005     Dir., Chief of Corporate Planning Office of the same

Mar 2007     Dir., General Manager of Sales Div. (Customer Service Div.), Manager of Regional Sales Dept. of the same Rep. Dir., President of Boso Computer Service Co., Ltd.

Jul 2007        Dir., General Manager of Sales Div. (Customer Service Div.) of Otaki Rep. Dir., President of Boso Computer Service Co., Ltd.

Mar 2009     Rep. Dir., Managing Dir., General Manager of Corporate Administration Div. (Business Support Div.) of Otaki

Mar 2011     Rep. Dir., Managing Dir. , Manager of Accounting Dept. of the same

Mar 2012     Rep. Dir., Managing Dir. of the same (current)

Mar 2013     Rep. Dir., President of Boso Computer Service Co., Ltd. (current)

(Important Concurrently Serving Office)

Rep. Dir., Managing Dir. of Otaki

(1) 2,000 shares (2) 5,000 shares (3) 3,000 shares

Sunao Kajita (Jan. 27, 1956)

Apr 1978      Joined the Company

Jul 2003        Manager of Sales Dept. of the Company

Mar 2005     Dir., Manager of Sales Dept. of the Company

Mar 2009     Dir., General Manager of Sales Div. (Customer Service Div.) of Otaki Rep. Dir. & President of Otaki Sangyo Co., Ltd.

Mar 2011     Dir., General Manager of Sales Div. of the Otaki Rep. Dir., President of Otaki Sangyo Co., Ltd.

Mar 2012     Managing Dir., General Manager of Sales Div. of Otaki Rep. Dir., President of Otaki Sangyo Co., Ltd.

Mar 2013     Managing Dir., General Manager of Sales Div. of Otaki (current)

(Important Concurrently Serving Office)

Managing Dir., General Manager of Sales Div. of Otaki

(1) 5,000 shares (2) 5,000 shares (3) 4,500 shares

Nobuyuki Sunaga (Oct. 18, 1956)

Apr 1979      Joined the Company

Jul 2006        Manager of Accounting Dept. of the Company

Jan 2009       Manager of Accounting Dept., Chief of Audit Office of the Company

Mar 2009     Dir., Chief of Audit Office of the Company

Mar 2011     Dir., in charge of General Administration, Manager of Accounting Dept. of the Company

Mar 2012     Dir., in charge of Personnel/Labor control, Manager of Accounting Dept. of the Company

Mar 2013     Dir., in charge of Personnel, Manager of Accounting Dept. of the Company (current)

(Important Concurrently Serving Office)

Dir., in charge of Personnel Dept., Manager

of Accounting Dept. of the Company

(1) 3,000 shares (2) 1,000 shares (3) 1,900 shares

Kiyoshi Nakase (Nov. 29, 1952)

Apr 1975      Joined Hoxan Corporation

Oct 1986      Manager of Corporate Planning Dept. of the same

Apr 1993      Mainland Overall Sales Manager of Fuel Business Dept. of Daily Life Business Div. of Daido Hoxan Inc.

Jul 1997        Manager of Personnel Dept. of the same

Jun 2003      Manager of Energy Business Dept. of Air Water Inc.

Oct 2004      Manager in charge of Consolidated Planning Office of the same

Jun 2008      Executive Officer, Manager of Energy Business Dept. of the same

Mar 2012     Temporary assigned to the Company, in charge of Planning Dept.

Mar 2012     Manager of Environment & Safety Dept., in charge of Planning Dept. of Mobara Field Office of the Company

Mar 2013     Dir., in charge of Brine Water Resource Dept., in charge of Technical Management Dept. , Manager of Environment & Safety Dept. of Mobara Field Office of the Company (current)

(Important Concurrently Serving Office)

Dir., in charge of Brine Water

Resource , in charge of Technical

Management Dept. of the same, Manager of

Environment & Safety Dept. of Mobara Field Office of the Company

(1) 0 shares (2) 0 shares (3) 0 shares

Genjiro Mizuno (Oct. 5, 1957)

Apr 1981      Joined Otaki

Jul 2004        Deputy Manager of General Affairs Dept., Deputy Manager of General Affairs Dept. of Mobara Field Office of the Company

Mar 2009     Manager of Accounting Dept. of the Company

Mar 2011     Chief of Audit Office of the Company, Chief of Audit Office of Otaki

Mar 2012     Dir. (in charge of General Affairs), Manager of Accounting Dept. of Otaki (current)

(Important Concurrently Serving Office)

Dir. (in charge of General Affairs), Manager of

Accounting Dept. of Otaki

(1) 2,000 shares (2) 5,452 shares (3) 3,180 shares

Takeshi Mori (Sep. 28, 1959)

Apr 1983      Joined Otaki

Mar 2009     Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the Company

Mar 2012     Dir., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the Company

Mar 2013     Dir., in charge of Sales Dept., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the Company (current)

(Important Concurrently Serving Office)

Dir., in charge of Sales Dept., Manager of General Affairs Dept., Manager of General Affairs Dept. of Mobara Field Office of the Company

(1) 3,000 shares (2) 3,000 shares (3) 2,700 shares

Yuji Tanahashi (Oct. 13, 1934)

Apr 1958      Joined Ministry of International Trade and Industry (MITI)

Jun 1991      Administrative Vice Minister of MITI

Aug 1997     Chairman of New Energy Foundation

Jun 2001      Rep. Dir., President of Japan Petroleum Exploration Co., Ltd.

Jun 2008      Rep. Dir., Chairman the same (current)

(Important Concurrently Serving Office)

Rep. Dir., Chairman of Japan Petroleum Exploration Co., Ltd.

(1) 0 shares (2) 0 shares (3) 0 shares

Koichiro Otsuki (Feb. 18, 1948)

Apr 1970      Joined Forestry Agency of Ministry of Agriculture, Forestry & Fisheries

Jul 1998        Head of Nagano Forestry Service of the same

Apr 2001      Deputy Governor of Chiba Prefecture

Aug 2006     Retired from Deputy Governor of Chiba Prefecture

Feb 2007      Joined Asia Air Survey Co., Ltd. as part-time advisor for Corporate Management Div.

Dec 2007     Dir., Senior Executive Officer, General Manager of Corporate Management Div. of the same

Dec 2008     Rep. Dir., President, Executive Officer, General Manager of Corporate Management Div. of the same

Oct 2010      Rep. Dir., President, Executive Officer President of the same

Dec 2011     Rep. Dir., Chairman of the same (current)

Mar 2013     Dir. of the Company (current)

(Important Concurrently Serving Office)

Dir. of the Company

Rep. Dir., Chairman of Asia Air Survey Co., Ltd.

(1) 0 shares (2) 0 shares (3) 0 shares

(Notes) 1.	The numbers of shares in the Company or Otaki held reflect the numbers of shares held as of the day this Notice and the Reference Documents for the Meeting of Shareholders were prepared, and the numbers of shares in the Joint Holding Company to be allotted are based on the numbers of relevant shares multiplied by the Share Transfer Ratios for the Share Transfer. Accordingly, actual number of shares held and the number of new shares in the Joint Holding Company to be delivered may change by immediately before the day of incorporation of the Joint Holding Company.

2.	There is no special interest between respective candidates and the Company or Otaki.

3.	Mr. Yuji Tanahashi and Mr. Koichiro Otsuki are candidates for Outside Directors.

4.	It is scheduled that Mr. Yuji Tanahashi and Mr. Koichiro Otsuki are to be registered as Independent Executives at the Tokyo Stock Exchange.

5.	The reasons for selecting Mr. Yuji Tanahashi and Mr. Koichiro Otsuki as candidates for Outside Director and special note concerning Outside Director are as follows:

(1)	The reason for selecting Mr. Yuji Tanahashi as candidate for an Outside Director is that since he has superior insight accumulated through his ample experience in the administrative field and corporate management, we believed that he is capable to carry out his duty as an Outside Director properly.

(2)	The reason for selecting Mr. Koichiro Otsuki as candidate for an Outside Director is that since he has superior insight accumulated through his ample experience in the administrative field and corporate management, we believed that he is capable to carry out his duty as an Outside Director properly.

6.	Mr. Koichiro Otsuki is currently serving as an Outside Director of the Company and his term as an Outside Directors will be seven (7) months.

8. Matters concerning the provisions of Article 76 of the Ordinance for Enforcement of the Companies Act regarding persons to be Audit & Supervisory Board Members of the Joint Holding Company

Persons to be Audit & Supervisory Board Members of the Joint Holding Company are as follows.

Name (Date of Birth)	Brief personal history, title and status of important concurrently serving office	(1) No. of share in the Company held (2) No. of share in Otaki Gas held (3) No. of share in the Joint Holding Company to be allotted

Hiromasa Kito (Dec. 12, 1953)

Apr 1977      Joined the Company

Jul 2003        Manager of General Affairs Dept. of Otaki

Mar 2007     Dir., Manager of General Affairs Dept. of Corporate Administration Div. of the same

Mar 2009     Dir., Manager of Accounting Dept. of Corporate Administration Div., Manager of General Affairs Dept. of the same

Mar 2011     Full-time Audit & Supervisory Board Member of the Company (current)

Mar 2012     Audit & Supervisory Board Member of Otaki (current)

(Important concurrently serving office)

Full-time Audit & Supervisory Board Member of the Company

Audit & Supervisory Board Member of Otaki

(1) 3,150 shares (2) 7,000 shares (3) 4,375 shares

Takao Narushima (Apr. 12, 1952)

Apr 1971      Joined the Company

Mar 2007     Manager of Accounting Dept. of Corporate Administration Div. of Otaki

Mar 2009     Dir., Manager of Corporate Planning Dept. of Corporate Administration Div. of the same

Mar 2011     Dir., Manager of Corporate Planning Dept. of the same

Mar 2013     Full-time Audit & Supervisory Board Member of the Company (current)

(Important concurrently serving office)

Full-time Audit & Supervisory Board Member of the Company

(1) 0 shares (2) 3,000 shares (3) 1,200 shares

Naofumi Tanaka (Sep. 18, 1943)

Apr 1966      Joined Godo Shigen Sangyo Co., Ltd.

Feb 1994      Manager of Mining Dept. of Chiba Office of the same

Apr 1995      Administrator, Deputy Chief of Chiba Office, Chief of Research Office of the same

Dec 1995     Dir., Deputy Chief of Chiba Office, Chief of Research Office of the same

Mar 1998     Audit & Supervisory Board Member of the Company Dir., Manager of Sales Dept. & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.

Dec 1998     Audit & Supervisory Board Member of the Company Managing Dir., Manager of Sales Dept. & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.

Mar 1999     Audit & Supervisory Board Member of the Company Rep. Dir., Managing Dir., Manager of Sales Dept., & in charge of Accounting Dept. of Godo Shigen Sangyo Co., Ltd.

Dec 2000     Audit & Supervisory Board Member of the Company Rep. Dir., President of Godo Shigen Sangyo Co., Ltd.

Mar 2001     Rep. Dir., President of Godo Shigen Sangyo Co., Ltd.

Dec 2011     Rep. Dir., Chairman of Godo Shigen Sangyo Co., Ltd. (current)

Mar 2012     Audit & Supervisory Board Member of the Company (current)

(Important concurrently serving office)

Audit & Supervisory Board Member of the Company

Rep. Dir., Chairman of Godo Shigen Sangyo Co., Ltd.

(1) 0 shares (2) 0 shares (3) 0 shares

Nobuharu Yoshimasu (Jul. 2, 1946)

Apr 1984      Registered as an attorney at law, joined Dai-ichi Tokyo Bar Association, joined Hashimoto Godo Law Office

Nov 1986     Participated in formation of Dai-ichi Fuyo Law Office

Apr 1991      Partner lawyer of the same office (current)

Mar 2004     Audit & Supervisory Board Member of the Company (current) Audit & Supervisory Board Member of Otaki (current)

(Important concurrently serving office)

Audit & Supervisory Board Member of the Company

Audit & Supervisory Board Member of Otaki

Partner lawyer of Dai-ichi Fuyo Law Office

(1) 0 shares (2) 0 shares (3) 0 shares

(Notes) 1.	The numbers of shares in the Company or Otaki held reflect the numbers of shares held as of the day this Notice and the Reference Documents for the General Meeting of Shareholders were prepared, and the numbers of shares in the Joint Holding Company to be allotted are based on the numbers of relevant shares multiplied by the Share Transfer Ratios for the Share Transfer. Accordingly, actual number of shares held and the number of new shares in the Joint Holding Company to be delivered may change by immediately before the day of incorporation of the Joint Holding Company.

2.	There is no special interest between respective candidates and the Company or Otaki.

3.	Mr. Naofumi Tanaka and Mr. Nobuharu Yoshimasu are candidates for Outside Audit & Supervisory Board Member.

4.	It is scheduled that Mr. Nobuharu Yoshimura be registered at the Tokyo Stock Exchanges as Independent Executives.

5.	The reasons for selecting Mr. Naofumi Tanaka and Mr. Nobuharu Yoshimasu as candidates for Outside Audit & Supervisory Board Members and special notes concerning Outside Audit & Supervisory Board Members are as follows:

(1)	The reason for selecting Mr. Naofumi Tanaka as a candidate for Outside Audit & Supervisory Board Member is that since he has superior insight accumulated through his ample experience in the corporate management, he is capable to carry out his duty as an Outside Audit & Supervisory Board Member.

(2)	The reason for selecting Mr. Nobuharu Yoshimasu as a candidate for Outside Audit & Supervisory Board Member is that in spite of not being directly involved in corporate management, he has superior insight regarding corporate legal practice and management practice accumulated through his activities as a lawyer for a long time, and we believed that he is capable to carry out his duty as an Outside Audit & Supervisory Board Member.

6.	Mr. Naofumi Tanaka is currently serving as an Outside Audit & Supervisory Board Member of the Company and his term as an Outside Audit & Supervisory Board Member will be one (1) year.

7.	Mr. Nobuharu Yoshimasu is currently serving as an Outside Audit & Supervisory Board Member of the Company and Otaki, and his term as an Outside Audit & Supervisory Board Member will be nine (9) years respectively.

9. Matters concerning the provision of Article 77 of the Ordinance for Enforcement of the Companies Act regarding a person to be an Accounting Auditor of the Joint Holding Company

The person to be an Accounting Auditor of the Joint Holding Company is as follows.

(as of August 31, 2013)

Name	KPMG AZSA LLC

Address of Office

Main Office:             1-2 Tsukudo-cho, Shinjuku-ku, Tokyo

Branch Offices:        Sapporo Office, Sendai Office, Hokuriku Office, Kita-Kanto Office, Yokohama Office, Nagoya Office, Kyoto Office, Osaka Office, Kobe Office, Hiroshima Office, Fukuoka Office

Corporate History

Jul. 1, 1985                 Incorporated as Asahi-Shinwa & Co.

Oct. 1, 1993               Merged with Inoue Saito Eiwa Audit Corporation (incorporated on Apr. 5, 1978) and changed name to Asahi & Co.

Jan. 1, 2004               Merge with AZSA & Co.(incorporated on Feb. 26, 2003) and named AZSA & Co.

Jul. 1, 2010                 Changed to a limited liability audit corporation and changed name to KPMG AZSA LLC

Staffs Outline

Certified Public Accountant              2,852 [2,862] (32 senior partners, 515 contributors)

Junior CPA                                                  26 [     26]

Newly certified                                      1,159 [1,160]

Professionals                                             587 [   587] (36 specified partners including 1 senior partner)

Other staffs                                                566 [   566]

Total                                                          5,190 [5,201]

* Number in [    ] indicates total number including part-time workers.

10. Matters concerning the resolution of this Proposal

This Proposal shall take effect when it is approved by the general shareholders’ meetings of the Company and Otaki, as set forth in the Article 8 of the Share Transfer Plan (Meeting of Shareholders for Approval of the Share Transfer Plan).

Further, when the Share Transfer Plan becomes invalid pursuant to the provisions of the Article 13 (Effectiveness of the Share Transfer Plan) or Article 14 (Amendment of Terms of Share Transfer and Cancellation of the Share Transfer) of the Share Transfer Plan, or when the Share Transfer Plan is cancelled, the resolution of this Proposal shall lapse.

Proposal 2: Partial amendment of the Articles of Incorporation

1. Reasons for amendment

When the Share Transfer is effected after the Proposal 1 is approved and adopted, the shareholders of the Company will be shareholders of “K & O Energy Group Inc.”, a Wholly Owing Parent Company to be incorporated through the Share Transfer as of January 6, 2014 (tentative), and as a result, “K & O Energy Group Inc.” will be the only shareholder of the Company.

Accordingly, it will no longer be necessary to set the record date for voting rights in the Ordinary General Shareholders’ Meeting. So, this proposal is to delete the provisions of Article 14 of the Articles of Incorporation and amend it to the effect that, in principal, the shareholder as of relevant general shareholders’ meeting to be the shareholder who can exercise its voting right at such general shareholders’ meeting.

The resolution of this Proposal shall be effective on December 31, 2013, subject to the condition that the Proposal 1 is approved and adopted in its original form, that the Share Transfer Plan which is to be approved in the Proposal 1 remains effective until the day before December 31, 2013, and that the Share Transfer Plan is not cancelled by December 31, 2013.

2. Amendment

The contents of amendment are as follows;

(Underline indicate the part to be amended)

Current Articles of Incorporation	Proposed Amendment

(Record date of Ordinary Meeting of Shareholders)
Article 14. The record date for exercise of voting rights for Ordinary Meeting of Shareholders of the Company shall be December 31 of each year.	(Delete)
Article 15. through (Omitted) Article 38	Article 14 through (As existing) Article 37

(For reference)

The dividend of surplus for the term ending December 2013 (January 1 through December 31 of 2013) is scheduled to be paid by the Company to the shareholders or pledgee of shares registered or recorded in the latest shareholder registry of December 31, 2013 pursuant to Paragraph 1, Article 36 of the current Articles of Incorporation (Paragraph 1, Article 35 of the Articles of Incorporation after amendment).

Share Transfer Plan (Copy)

WHEREAS, Kanto Natural Gas Development Co., Ltd. (“KNG”) and Otaki Gas Co., Ltd. (“Otaki”) jointly prepare this Share Transfer Plan (the “Plan”) regarding the execution of a share transfer by way of a joint share transfer as follows:

Article 1. Share Transfer

In accordance with the provisions of this Plan, KNG and Otaki will, on the Incorporation Date (as defined in Article 7; hereinafter the same will apply) of K&O Energy Group Inc. (“K&O”) newly established by way of a joint share transfer, conduct a share transfer that enables K&O to acquire all of the issued shares of KNG and Otaki (the “Share Transfer”).

Article 2. Purpose, Trade Name, Location of Head Office, Total Number of Shares Authorized to be Issued by K&O and Other Matters to be Set Forth in the Articles of Incorporation

2.1 The purpose, trade name, location of head office, and total number of shares authorized to be issued by K&O are as follows:

(1) Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”

(2) Trade Name:	The trade name is “K&O ”, and is expressed in English as “K&O Energy Group Inc.”

(3) Location and Address of Head Office:	The location is Chuo-Ku, Tokyo and the address is 2-1-1 Nihonbashi Muromachi, Chuo-Ku, Tokyo

(4) Total Number of Authorized Shares:	120,000,000 shares

2.2 In addition to those set forth in the preceding paragraph, matters to be set forth in the Articles of Incorporation of K&O are as indicated in the Articles of Incorporation attached hereto as Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”

Article 3. Names of Directors, Audit & Supervisory Board Member and the Accounting Auditor upon Establishment of K&O

3.1	The names of directors upon the establishment of K&O are as follows:

Masanori Yoshii

Hitoshi Watabe

Shintaro Nagahama

Junnichi Nishimura

Sunao Kajita

Nobuyuki Sunaga

Kiyoshi Nakase

Genjiro Mizuno

Takeshi Mori

Yuji Tanahashi (non-full-time)

Koichiro Otsuki (non-full-time)

3.2	The names of audit & supervisory board members upon the establishment of K&O are as follows:

Hiromasa Kito

Takao Narushima

Naofumi Tanaka (non-full-time)

Nobuharu Yoshimasu (non-full-time)

3.3	The name of accounting auditor upon the establishment of K&O is as follows:

KPMG AZSA LLC.

Article 4. The Method of Calculate the Number of Shares to be Delivered upon Execution of the Share Transfer and Allocation Thereof

4.1 In exchange for the shares of common stock of KNG and Otaki owned by each shareholder, K&O shall, upon execution of the Share Transfer, deliver to shareholders of KNG and Otaki as at immediately before K&O’s acquisition of all the issued shares of KNG and Otaki by way of the Share Transfer (“Reference Time”) a total number of shares of common stock of K&O that is equal to: (i) the total number of shares of common stock issued by KNG as of the Reference Time multiplied by 0.5 and (ii) the total number of shares of common stock issued by Otaki as of the Reference Time multiplied by 0.4.

4.2 In exchange for the shares of common stock of KNG and Otaki owned by each shareholder, K&O shall, upon execution of the Share Transfer, allot to shareholders of KNG and Otaki as at Reference Time (i) 0.5 shares of common stock of K&O per share of common stock of KNG that the shareholder owns, and (ii) 0.4 shares of common stock of K&O per share of common stock of Otaki that the shareholders own.

4.3 Any fraction less than one share as a result of the calculation of either Article 4.1 or Article 4.2 above will be handled in accordance with Article 234 of the Companies Act and other related laws and ordinances.

Article 5. Matters Regarding the Amount of Stated Capital and Reserves of K&O

The amounts of stated capital and reserves on the Incorporation Date of K&O are as follows:

(1) Stated Capital: JPY	8,000,000,000

(2) Capital Reserves: JPY	2,000,000,000

(3) Retained Earned Reserves: JPY	0

Article 6. Share Options to be Issued upon Execution of the Share Transfer and Allocation Thereof

6.1	Delivery of Share Options

6.1.1 In exchange for the share options issued by KNG, K&O shall, upon execution of the Share Transfer, deliver to the holders of the share options issued by KNG set forth in Column (1) of rows 1 through 5 of the table below share options of K&O set forth in Column (2) of rows 1 through 5 of the table below, in the same number as the total number of the relevant share options issued by KNG as of Reference Time.

	Column (1)		Column (2)
	Name	Terms	Name	Terms

1	Kanto Natural Gas Development Co., Ltd. First Issue Share Options	Set forth in Exhibit 2	K&O Energy Group Inc. First Issue Share Options	Set forth in Exhibit 3

2	Kanto Natural Gas Development Co., Ltd. Second Issue Share Options	Set forth in Exhibit 4	K&O Energy Group Inc. Second Issue Share Options	Set forth in Exhibit 5

3	Kanto Natural Gas Development Co., Ltd. Third Issue Share Options	Set forth in Exhibit 6	K&O Energy Group Inc. Third Issue Share Options	Set forth in Exhibit 7

4	Kanto Natural Gas Development Co., Ltd. Forth Issue Share Options	Set forth in Exhibit 8	K&O Energy Group Inc. Forth Issue Share Options	Set forth in Exhibit 9

5	Kanto Natural Gas Development Co., Ltd. Fifth Issue Share Options	Set forth in Exhibit 10	K&O Energy Group Inc. Fifth Issue Share Options	Set forth in Exhibit 11

6.1.2 In exchange for the share options issued by Otaki, K&O shall, upon execution of the Share Transfer, deliver to the holders of the share options issued by Otaki set forth in Column (1) of rows 1 through 5 of the table below share options of K&O set forth in Column (2) of rows 1 through 5 of the table below, in the same number as the total number of the relevant share options issued by Otaki as of Reference Time.

	Column (1)		Column (2)
	Name	Terms	Name	Terms

6	Otaki Gas Co., Ltd. First Issue Share Options	Set forth in Exhibit 12	K&O Energy Group Inc. Sixth Issue Share Options	Set forth in Exhibit 13

7	Otaki Gas Co., Ltd. Second Issue Share Options	Set forth in Exhibit 14	K&O Energy Group Inc. Seventh Issue Share Options	Set forth in Exhibit 15

8	Otaki Gas Co., Ltd. Third Issue Share Options	Set forth in Exhibit 16	K&O Energy Group Inc. Eighth Issue Share Options	Set forth in Exhibit 17

9	Otaki Gas Co., Ltd. Forth Issue Share Options	Set forth in Exhibit 18	K&O Energy Group Inc. Ninth Issue Share Options	Set forth in Exhibit 19

10	Otaki Gas Co., Ltd. Fifth Issue Share Options	Set forth in Exhibit 20	K&O Energy Group Inc. Tenth Issue Share Options	Set forth in Exhibit 21

6.2	Allocation of Share Option

6.2.1 In exchange for the share options issued by KNG, K&O shall, upon execution of the Share Transfer, respectively allot share options set forth in Column (2) of rows 1 through 5 of the table under Article 6.1.1 to each of the holders of the share option issued by KNG set forth in in Column (1) of rows 1 through 5 of the table under Article 6.1.1 that is stated or recorded in KNG’s share option registry as of Reference Time, in a ratio of one share option of K&O per share option issued by KNG that is held by such holder.

6.2.2 In exchange for the share options issued by Otaki, K&O shall, upon execution of the Share Transfer, respectively allot share options set forth in Column (2) of rows 1 through 5 of the table under Article 6.1.2 to each of the holders of the share option issued by Otaki set forth in in Column (1) of rows 1 through 5 of the table under Article 6.1.2 that is stated or recorded in Otaki’s share option registry as of Reference Time, in a ratio of one share option of K&O per share option issued by Otaki that is held by such holder.

Article 7. Incorporation Date of K&O

The date on which the incorporation of K&O shall be registered (“Incorporation Date of K&O”) is January 6, 2014. Such date may, however, be changed through agreement between KNG and Otaki if necessary due to procedural reasons related to the Share Transfer or otherwise.

Article 8. Meeting of Shareholders for Approval of the Plan

8.1 KNG shall convene an extraordinary meeting of shareholders on October 24, 2013 and seek a resolution for approval of the Plan and matters necessary for the Share Transfer.

8.2 Otaki shall convene an extraordinary meeting of shareholders on October 23, 2013 and seek a resolution for approval of the Plan and matters necessary for the Share Transfer.

8.3 KNG and Otaki may, however, change the dates of the meetings of shareholders set forth in Article 8.1 or Article 8.2 through agreement between KNG and Otaki if necessary due to procedural reason of the Share Transfer or otherwise.

Article 9. Listing of Shares

K&O will, on the Incorporation Date of K&O, list its issued shares of common stock on the first section of the Tokyo Stock Exchange.

Article 10. Maximum Amount for Distribution of Surplus

10.1 KNG may distribute surplus up to a maximum of 6 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of June 30, 2013.Also, KNG may distribute surplus up to a maximum of 6 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of December 31, 2013.

10.2 Otaki may distribute surplus up to a maximum of 4 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholder registry as of June 30, 2013. Also, Otaki may distribute surplus up to a maximum of 4 yen per share of common stock to the shareholders or registered pledgees of shares as stated or recorded in its final shareholders’ registry as of December 31, 2013.

10.3 After the Plan is prepared, unless provided for in Article 10.1 or Article 10.2, KNG and Otaki shall not adopt a resolution to distribute any surplus with the record date being on or prior to the Incorporation Date of K&O. This shall not, however, apply to matters agreed through mutual consultation between KNG and Otaki.

Article 11. Cancellation of Treasury Stock

KNG and Otaki shall cancel all the treasury stock as respectively held by KNG and Otaki (including the treasury stock obtained as a result of the exercise of shareholders’ appraisal rights as set forth in Article 806(1) of the Companies Act) to the extent practically possible by Reference Time, by adopting the resolutions of the respective board of directors meetings held before the Incorporation Date of K&O.

Article 12. Management of Company Assets and Other Matters

During the period after the preparation of this Plan and until the Incorporation Date of K&O, KNG and Otaki shall perform their respective business and manage and operate assets thereof with the due care of a prudent manager, and shall consult and reach agreement on matters having a material effect on business assets and rights and obligations of each party unless specifically set forth in the Plan.

Article 13. Effectiveness of the Plan

This Plan shall become null and void (1) if meeting of shareholders of either of KNG or Otaki set forth in Article 8 does not approve the Plan and the matters required to execute the Share Transfer or (2) if approval, etc., of the relevant government ministries and agencies, etc., required to execute the Share Transfer under laws and ordinances is not obtained before the Incorporation Date of K&O.

Article 14. Amendment of Terms of the Share Transfer and Cancellation of the Share Transfer

During the period after the preparation of this Plan and until the Incorporation Date of K&O, (i) if material change occurs in the financial or business conditions of KNG or Otaki or it is shown that there are reasons to believe that there may be a critical impact on the financial or business conditions of KNG or Otaki, or (ii) if it becomes apparent that a situation has occurred that would present a significant impediment to implementation of the Share Transfer, or (iii) if it otherwise becomes extremely difficult to achieve the objectives of the Plan or it is necessary to execute the Share Transfer smoothly, KNG and Otaki may after mutual discussion amend the terms of the Plan or suspend or cancel the Share Transfer.

Article 15. Consultation

In addition to the matters set forth in this Plan, matters not set forth in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between KNG and Otaki in accordance with the intent of this Plan.

IN WITNESS WHEREOF, KNG and Otaki have executed the Plan in duplicate by placing their signature and seals thereon, and each shall keep one copy of the originals.

August 8, 2013

KNG:	Kanto Natural Gas Development Co., Ltd.

2-1-1 Nihonbashi Muromachi, Chuo-Ku, Tokyo

Masanori Yoshii

President and Representative Director

Otaki:	Otaki Gas Co., Ltd.

661 Mobara, Mobara-shi, Chiba

Hitoshi Watabe

President and Representative Director

Exhibit 1 “Articles of Incorporation of K&O Energy Group Inc.”

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

(Corporate Name)

Article 1.

The name of the Company shall be K&O Energy Group Kabushiki Kaisha, and shall be expressed in English as “K&O Energy Group Inc.”

(Purpose)

Article 2.

The purpose of the Company shall be to control and manage the business activities of the companies that operate the following business, and foreign companies that operate business similar thereto, by holding their shares or equity interests, and to operate any business incidental or related thereto:

(1)	development, mining, production, supply, sales and transportation of flammable gas and petroleum oil;

(2)	production and sales of brine, iodine and other industrial chemical;

(3)	commission of business related to production, transportation, safety and sales of gas;

(4)	manufacture, sales and lease of gas equipment, kitchen equipment, bath equipment and other housing equipment;

(5)	contract for work and construction of civil engineering work, building work, electric and piping work, well digging , work of construction regarding machines, utilities and equipments, and other construction work;

(6)	service of information handling and sale of office automation equipment;

(7)	purchase, sale and mediation of chemical goods;

(8)	service of damage insurance agent and service regarding solicitation of life insurance;

(9)	production and sales of industrial chemical products made from flammable gas;

(10)	purchase, sales, lease, mediation and management of real estate;

(11)	heat supply;

(12)	supply of electricity;

(13)	investigation, research and consulting service regarding the business listed in each Item above;

(14)	business incidental or related to the business listed in each Item above; and

(15)	investment to the business necessary in addition to the business listed in each Item above.

(Location of Head Office)

Article 3.

The Company shall have its head office in Chuo-ku, Tokyo.

(Organization)

Article 4.

The Company shall have the following bodies, in addition to the meeting of shareholders and the Directors:

(1)	Board of Directors;

(2)	Audit & Supervisory Board Members;

(3)	Audit & Supervisory Board; and

(4)	Accounting Auditor.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be in the form of electronic notices; provided, however, that in cases where the Company’s public notices cannot be given by electronic means due to accidents or other unavoidable causes, the public notices shall be published in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be one hundred and twenty million (120,000,000) shares.

(Acquisition of its Own Shares)

Article 7.

The Company may acquire its own shares by market transactions, etc., pursuant to a resolution of the Board of Directors in accordance with Article 165(2) of the Companies Act.

(Number of Shares Constituting One (1) Unit)

Article 8.

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

(Rights to Shares Constituting Less than One (1) Unit)

Article 9.

The shareholders of the Company shall not be entitled to exercise any rights other than those listed below in relation to the shares constituting less than one (1) unit.

(1) The rights provided for in each Item of Article 189(2) of the Companies Act;

(2) The right to make a request in accordance with Article 166(1) of the Companies Act;

(3) The right to receive allotments of shares for subscription and share options for subscription in accordance with the number of shares held by the shareholders; and

(4) The right to make a request that is provided for in Article 10 herein.

(Request to Sell Shares Constituting Less than One (1) Unit)

Article 10.

The shareholders of the Company with shares constituting less than one (1) unit may request the Company, in accordance with the provisions of the Share Handling Regulations, to sell certain numbers of shares so that, together with their shares constituting less than one (1) unit, amount to constitute one (1) unit.

(Shareholder Registry Administrator)

Article 11.

11.1 The Company shall have a shareholder registry administrator.

11.2 The appointment of the shareholder registry administrator and its place of business shall be determined by a resolution of the Board of Directors.

11.3 The preparation and storage of the shareholder registry and the share option registry, as well as other administrative matters relating to such registries shall be commissioned to the shareholder registry administrator, and the Company shall not handle such matters.

(Share Handling Regulations)

Article 12.

The procedures for exercising the shareholders’ rights in the Company, as well as other handling of shares of the Company and the fees thereof shall be governed by laws and regulations and these Articles of Incorporation and the Share Handling Regulations which will be determined by the Board of Directors.

CHAPTER III. MEETING OF SHAREHOLDERS

(Convocation of a Meeting of Shareholders)

Article 13.

An ordinary meeting of shareholders of the Company shall be convened in March of each year, and an extraordinary meeting of shareholders shall be convened whenever necessary.

(Record Date of Ordinary Meeting of Shareholders)

Article 14.

The record date for exercise of voting rights for ordinary meeting of shareholders of the Company shall be December 31 of each year.

(Convener and Chairman of a Meeting of Shareholders)

Article 15.

15.1	The Director-President shall convene the meeting of shareholders and act as a chairman at the meeting.

15.2 If the Director-President has had an accident, one of the other Directors shall convene the meeting of shareholders and act as a chairman in accordance with an order determined by the Board of Directors in advance.

(Internet Disclosure and Deemed Provision of Reference Documents of a Meeting of Shareholders)

Article 16.

Upon convocation of a meeting of shareholders, by disclosure through a method using the internet in accordance with the applicable ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with the information relating to the matters to be stated in the reference documents of the meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements.

(Resolution Method)

Article 17.

Unless otherwise provided for by laws and regulations or these Articles of Incorporation, a resolution of a meeting of shareholders shall be adopted by the majority of the votes of shareholders present at such meeting who are entitled to exercise voting rights at such meeting.

(Exercise of Voting Rights by Proxy)

Article 18.

18.1 A shareholder may designate another shareholder of the Company with voting rights as a proxy to exercise the designating shareholder’s voting rights.

18.2 In the case of the preceding Paragraph, such shareholder or proxy must submit a document evidencing the proxy power to the Company for each meeting of shareholders.

CHAPTER IV. DIRECTORS AND BOARD OF DIRECTORS

(Number of Directors)

Article 19.

The Company shall have fifteen (15) or less Directors.

(Election Method of Directors)

Article 20.

20.1	The Directors shall be elected at the meeting of shareholders.

20.2 A resolution for the election of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by a majority of the votes of such shareholders present.

20.3	No cumulative voting shall be adopted for the resolution for election of Directors.

(Term of Office)

Article 21.

The term of office of a Director shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within one (1) year after his or her election to office.

(Election of the Representative Director and Directors with Specific Titles)

Article 22.

22.1	The Board of Directors shall elect the Representative Director(s) out of the Directors by its resolution.

22.2 The Board of Directors shall elect one (1) Director-President and, if necessary, may elect one (1) Director-Chairman and several Director-Vice-President(s), Senior Managing Director(s) and Managing Director(s) out of the Directors by its resolution.

(Convener and Chairman of a Meeting of Board of Directors)

Article 23.

23.1 Unless otherwise provided for by laws and regulations, the Director-President shall convene the meeting of Board of Directors and act as a chairman at the meeting.

23.2 If the Director-President has had an accident or the Director-President’s position is vacant, one of the other Directors shall convene the meeting of Board of Directors and act as a chairman in accordance with an order determined by the Board of Directors in advance.

(Convocation Notice for a Meeting of the Board of Directors)

Article 24.

24.1 The convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Audit & Supervisory Board Member at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

24.2 If all Directors’ and Audit & Supervisory Board Members’ consents are obtained, a meeting of the Board of Directors may be held without undertaking the convocation procedures.

(Omission of a Resolution of a Meeting of the Board of Directors)

Article 25.

The Company may deem that a resolution at a meeting of the Board of Directors has been made when the requirements set forth in Article 370 of the Companies Act are fulfilled.

(Regulations of the Board of Directors)

Article 26.

Matters regarding the Board of Directors shall be prescribed by the Regulations of the Board of Directors determined by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remunerations, etc.)

Article 27.

The remunerations, bonuses, and any other financial benefits to be received from the Company as a consideration for execution of duties (“Remunerations, etc.”) of the Directors shall be determined by a resolution of a meeting of shareholders.

CHAPTER V. AUDIT & SUPERVISORY BOARD MEMBERS AND AUDIT & SUPERVISORY BOARD

(Number of Audit & Supervisory Board Members)

Article 28.

The Company shall have five (5) or less Audit & Supervisory Board Members.

(Election Method of Audit & Supervisory Board Members)

Article 29.

29.1 The Audit & Supervisory Board Members shall be elected at the meeting of shareholders.

29.2 A resolution for election of Audit & Supervisory Board Members shall be adopted when shareholders holding at least one-third (1/3) of the voting rights of the shareholders entitled to exercise voting rights are present, and by a majority of votes of such shareholders present.

(Term of Office)

Article 30.

30.1 The term of office of an Audit & Supervisory Board Member shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election to office.

30.2 The term of office of an Audit & Supervisory Board Member elected to fill a vacancy of an Audit & Supervisory Board Member who retired from office before the expiration of the term of office shall expire when the remaining term of office of the Audit & Supervisory Board Member who retired from office expires.

(Full-time Audit & Supervisory Board Member)

Article 31.

A Full-time Audit & Supervisory Board Member(s) shall be elected by a resolution of the Audit & Supervisory Board.

(Convocation Notice for a Meeting of the Audit & Supervisory Board)

Article 32.

32.1 The convocation notice for a meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

32.2 If all Audit &Supervisory Board Members’ consents are obtained, a meeting of the Audit & Supervisory Board may be held without undertaking the convocation procedures.

(Regulations of Audit & Supervisory Board)

Article 33.

Matters regarding the Audit & Supervisory Board shall be prescribed by the Regulations of Audit & Supervisory Board determined by Audit & Supervisory Board, in addition to laws and regulations and these Articles of Incorporation.

(Remunerations, etc.)

Article 34.

The Remunerations, etc., of the Audit & Supervisory Board Members shall be determined by a resolution of a meeting of shareholders.

CHAPTER VI. ACCOUNTING

(Business Year)

Article 35.

The business year of the Company shall be one (1) year beginning on January 1 of each year and ending on December 31 of the year.

(Record Date for Dividends of Surplus)

Article 36.

36.1	The record date for year-end dividends of the Company shall be December 31 of each year.

36.2	In addition to the preceding Paragraph, the Company may distribute surplus by setting a record date.

(Interim Dividends)

Article 37.

The Company may, by resolution of the Board of Directors, pay an interim dividend with the record date as of June 30 of each year.

(Exclusion Period for Dividends)

Article 38.

If the dividends are to be paid in cash, the Company shall be released from its obligation to pay such dividends which remain unreceived for more than three (3) years after the date on which such dividends first became payable.

SUPPLEMENTARY PROVISIONS

(Initial Business Year)

Article 1.

Notwithstanding the provision of Article 35, the initial business year of the Company shall be from the incorporation date of the Company until December 31, 2014.

(Remunerations of Initial Directors and Audit & Supervisory Board Members)

Article 2.

2.1 The amount that shall be payable in cash to the initial Directors out of the Remunerations, etc., of Directors from the date of incorporation of the Company through the conclusion of the first ordinary meeting of shareholders (the “Initial Cash Compensation”) shall, notwithstanding the provisions of Article 27, not exceed two hundred million (200,000,000) yen per year (not including the salary as an employee in the event of a Director who also serves as an employee).

2.2 Notwithstanding the provisions of Article 34, the Initial Cash Compensation of the initial Audit & Supervisory Board Members shall not exceed sixty million (60,000,000) yen per year.

2.3 The amount of Remunerations, etc., in connection with share options that are allotted as stock compensation-type stock options, that is to be granted to the initial Directors of the Company, out of the Remunerations, etc., of Directors from the date of incorporation of the Company through the conclusion of the first ordinary meeting of shareholders shall, notwithstanding the provisions of Article 27 and Paragraph 1 of this Article, not exceed thirty million (30,000,000) yen per year, and shall have the following substance:

2.3.1	Total number of share options to be issued and class and number of shares underlying share options

(a)	Total number of share options to be issued

150 share options of common stock of the Company shall be the maximum number of share options to be issued within a single year.

(b)	Class and number of shares underlying share options

15,000 shares of common stock of the Company shall be the maximum number of shares for which the share options are to be issued within a single year. The number of shares underlying each share option shall be 100 shares.

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split or consolidation of shares and it is adequate to adjust the number of shares, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in the event that such number is required to be adjusted in the event above with merger, company split and reductions in amount of stated capital.

2.3.2	Value of the property to be contributed when such share options are exercised

The amount obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, one (1) yen

2.3.3 Period during which such share options can be exercised

Within twenty (20) years from the day following the date on which share option is allotted, provided that in case that the last day of the period is holiday, the period expires at the previous business day of such the last day.

2.3.4 Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the Board of Directors of the Company.

2.3.5 Fair value of share options

The fair value of share options shall be based on the fair evaluation unit price calculated by Black-Sholes model as premises for the share price as of the date of the allotment, the value of the property to be contributed when such share options are exercised and other specific conditions.

2.3.6 Conditions for exercise of share options

The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a Director of the Company and its subsidiaries to the last day of the period during which such share options can be exercised.

2.3.7 Other features of share option

The other features of share option shall be determined by the meeting of the Board of Directors in which subscription requirement is determined.

(Deletion of Supplementary Provisions)

Article 3.

These supplementary provisions shall be deleted at the conclusion of the first ordinary meeting of shareholders.

Exhibit 2

Terms of First Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

First Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 23, 2009

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

467,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 23, 2009 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 3

Terms of First Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

First Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 4

Terms of Second Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Second Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 23, 2010

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

459,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 23, 2010 to April 25, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 5

Terms of Second Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Second Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 25, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 6

Terms of Third Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Third Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 27, 2011

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

436,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 28, 2011 to April 27, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 28, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 7

Terms of Third Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Third Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 27, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares will be issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 28, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 8

Terms of Forth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Forth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 26, 2012

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

361,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 27, 2012 to April 26, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 27, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 9

Terms of Forth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Forth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 26, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 27, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 10

Terms of Fifth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

1. Name of Share Options

Fifth Issue of Share Option of Kanto Natural Gas Development Co., Ltd.

2. Date of Allotment of Share Options

April 25, 2013

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

610,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of resolution of the board of director (the “Date of Resolution”), provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the Date of Resolution.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 26, 2013 to April 25, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Otaki Gas Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 11

Terms of Fifth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Fifth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 500 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 25, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 26, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 12

Terms of First Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

First Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 21, 2009

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

578,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2009 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 13

Terms of Sixth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Sixth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2029

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 21, 2029 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 14

Terms of Second Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Second Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 20, 2010

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

450,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2010 to April 19, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 20, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 15

Terms of Seventh Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Seventh Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 19, 2030

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 20, 2030 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 16

Terms of Third Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Third Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 19, 2011

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

386,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 20, 2011 to April 18, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 17

Terms of Eighth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Eighth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 18, 2031

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2031 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a) In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 18

Terms of Forth Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Forth Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 20, 2012

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

385,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 21, 2012 to April 20, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law,

the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 19

Terms of Ninth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

First Ninth of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 20, 2032

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 19, 2032 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 20

Terms of Fifth Issue of Share Option of Otaki Gas Co., Ltd.

1. Name of Share Options

Fifth Issue of Share Option of Otaki Gas Co., Ltd.

2. Date of Allotment of Share Options

April 16, 2013

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculating that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

515,000 yen per one share option

Such amount is offset against the remunerations of directors.

4. Class and Number of Shares Underlying Share Options

The number of shares underlying each share option shall be 1,000 shares of common stock of Kanto Natural Gas Development Co,. Ltd. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to Be Contributed when Such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period During which Such Share Options Can Be Exercised

The period from April 17, 2013 to April 18, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or Kanto Natural Gas Development Co,. Ltd.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 18, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a) In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c) In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on acquisition of share option by assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

Exhibit 21

Terms of Tenth Issue of Share Option of K&O Energy Group Inc.

1. Name of Share Options

Tenth Issue of Share Option of K&O Energy Group Inc.

2. Date of Allotment of Share Options

January 6, 2014

3. Amount to Be Paid in for Share Option for Subscription or Method for Calculation that Amount or Statement that There is No Requirement for Monies to Be Paid in Exchange for the Share Options for Subscription

There is no requirement for monies to be paid in exchange for the share option for subscription.

4. Class and number of shares underlying share options

The number of shares underlying each share option shall be 400 shares of common stock of K&O Energy Group Inc. (the “Company”)

The number of the shares underlying each share option shall be adjusted using the following formula in the event that the Company effects a share split (including the allotment without contribution, the same shall apply hereinafter) or consolidation of shares after the date of allotment of share options, provided that this adjustment shall be made only for the number of shares underlying share options that have not been exercised at that time, and a fraction of less than one produced as a result of the adjustment shall be rounded off:

[ Number of shares after adjustment ]

= [ Number of shares before adjustment ]X [ the split (or consolidation) ratio]

The number of the shares underlying each share option shall be adequately adjusted to reasonable extent in merger, company split, reductions in amount of stated capital and other similar event that such number is required to be adjusted, after the date of allotment of share options.

5. Value of the Property to be Contributed when such Share Options Are Exercised

The object of contribution shall be money. The amount of contribution is obtained by multiplying the number of shares underlying share options by the amount to be paid per one share of common stock, which is one (1) yen.

6. Period during which such Share Options Can Be Exercised

The period from January 6, 2014 to April 18, 2033

7. Matters Regarding the Capital and Capital Reserves that Will Be Increased in Cases where Shares Will be Issued as a Result of the Exercise of Such Share Options

(1) The amount of capital that shall be increased in the event of issuing shares as a result of the exercise of share options shall be one-half the maximum increase in capital, etc., as calculated pursuant to Article 17, Paragraph 1 of the Ordinance for Company Accounting. A fraction of less than one yen produced as a result of this calculation shall be rounded up to the nearest yen.

(2) The amount of capital reserves that shall be increased in the event of issuing shares as a result of the exercise of share options shall be the maximum increase in capital, etc., as set forth in (1) above, minus the amount of increase in the amount of capital as set forth in (1) above.

8. Conditions of Exercise of Share Option

(1) The share option may not be exercised partially.

(2) The holder of share options may only exercise the share options from the day following the date on which that holder forfeits his/her position as a director of the Company or its subsidiary.

(3) Notwithstanding the preceding paragraph, the holder of share options may exercise from March 18, 2033 which is thirty (30) days prior to the expiration date of the period during which such share options can be exercised.

(4) In the case of the death of the holder of share options, only if such share options become vested in one of spouse and relative in the first degree of kinship (the “Successor”) out of heirs-at-law, the Successor may exercise the share options in accordance with agreement on allocation of share options on the following terms and conditions, provided that a person who commits a serious penal code offense is not entitled to be Successor:

(a)	In the case of the death of the Successor, his/her heir shall not inherit the share options;

(b) The Successor shall complete the procedure prescribed by the Company within 10 months after commencement of succession and until the expiration date of the period during which such share options can be exercised; and

(c) The Successor shall exercise the share options in a lump only within 3 months from the day following the date of the death of the holder of share options.

9. Causes for Which the Company Can Acquire the Share Options and Conditions of Acquisition

(1) The Company may acquire the share options for free if the holder of the share options loses the share options in accordance with the following causes:

(a)	In the case that the holder of the share options commits a serious penal code offense;

(b) In the case that the holder of the share options seriously violates the duty of care of a good manager in the Company, its subsidiary or its affiliate etc. (the “Companies”), the case that the holder of the share options tarnishes the reputation of the Company, in or out of the Companies, by his/her misconduct involving corruption or illegality or the case that the holder of the share options is dismissed on disciplinary grounds or asked to resign in accordance with working regulations or other company rules in the Companies and other similar case as above; and

(c)	In the case that the holder of share options offers the Company to disclaim all or a portion of the share option.

(2) The Company may acquire the share options for free if a shareholders meeting of the Company approves a proposal to approve a merger agreement in which the Company will be extinguished, an agreement of share exchange or share transfer plan in which the Company will become a wholly owned subsidiary.

10. Restriction on Acquisition of Share Option by Assignment

Acquisition of share options by way of assignment shall require the approval of the board of directors of the Company.

11. Handling of the Share Options upon a Restructuring of Corporate Organization

If the Company determines to allot share options of the following company to the holder of the share options in agreements or plan upon restructuring of corporate organization, share options of the following company shall be allotted pursuant to the ratio of the restructuring of corporate organization.

(a)	Merger (limited to the case that the Company is the extinct company)

Surviving company after merger or company established by merger

(b)	Absorption-type Company Split

Company which succeed from splitting company all or partial rights or obligations regarding its business.

(c)	Incorporation-type Company Split

Company established by such split.

(d)	Share Exchange

Company which obtain the whole share of a wholly owned subsidiary.

(e)	Share Transfer

Company established by share transfer.

12. Round-off of Fraction of Less Than One Share That Occurs at the Time of Exercise of Share Options

In cases where the number of the shares to be delivered to the holder of share options who has exercised his/her share options includes a fraction of less than one share, such fraction shall be rounded off.

[the Supplement to Proposal 1 in the Reference to General Meeting of Shareholders]

Business Report

(January 1 to December 31, 2012)

1. Matters on the Current State of the Corporate Group

(1) Progress and results of business operations

Although the Japanese economy showed signs of a gradual recovery in the current consolidated fiscal year due to reconstruction demand following event such as the Great East Japan Earthquake, the economy became weak and the economic prospect remained uncertain because of the slowdown of the world economy caused by the European sovereign banking crisis. In such economic circumstances, the corporate group continued aggressive sales activities to obtain new demands.

The summary of the business results in the 57th term is as follows:

Sales in the current consolidated fiscal year increased by 16.7% from the previous consolidated fiscal year to 68,118 million yen supported by increased sales volume together with increased gas sales price to major clients; however, operating expenses also increased by 17.1% to 66,047 million yen because of the increased purchase price of source gas, etc. As a result, the operating income increased by 4.5% to 2,071 million yen, ordinary income increased by 5.1% to 2,092 million yen, and the current net income increased by 12.2% to 1,289 million yen.

The general state of the business results by segment is as follows, which includes the figures of inter-segment transactions. All the increase/decrease figures show comparison with those of the previous consolidated fiscal year.

<Gas operations>

The volume of gas sales increased by 4.3% to 1,025 million m3 (39MJ/ m3) due to increased demand for power generation to compensate for the electric power supply shortage in the first half of the period, and the continuation of relatively low temperature in the winter season.

In addition to such gas sales volume increases, gas sales prices to major clients also increased due to the price hike of imported energy sources. As a result, sales in this segment including construction orders and equipment sales increased by 17.1% to 65,690 million yen, and income from the segment increased by 5.2% to 2,008 million yen.

<Other operations>

Although sales increased by 10.1% to 3,419 million yen due to increased sales of information processing services, the costs and expenses also increased, resulting in the income of the segment decreasing by 22.1% to 46 million yen.

(2) State of capital expenditures

In order to strengthen the gas supply system, Otaki Gas Co., Ltd. (hereinafter referred to as the “Company”) invested 2,838 million yen for construction of New Chiba Office and the renewal of charging and security systems in addition to the equipment investment for supply facilities such as pipelines. In the meantime, the length of the main and branch pipelines increased by 16km and that of the supply pipelines increased by 3km in this consolidated fiscal year, making the total extension to 2,370km and 422km respectively at the end of this consolidated fiscal year.

(3) State of financing

There are no special matters to report in the current consolidated fiscal year.

(4) Issues to be addressed

The establishment of an optimum energy mix including the procurement of a stable energy supply, environmental compatibility, ensuring safety, and economic efficiency will continue to become one of the most important issues for the new administration.

In a situation where expectation for co-generation systems is increasing from the viewpoint of promoting efficient energy utilization, the Ministry of Economy, Trade and Industry established a Cogeneration Promotion Office in August 2012 and planned to set up a new subsidy system for supporting the introduction of large-scale natural gas co-generation systems. Thus, environmentally friendly natural gas with less CO2 emission has become a vital factor for future energy policy discussions.

Under such circumstances, the city gas industry is working hard to expand city gas demand by promoting the popularization of decentralized energy systems such as natural-gas co-generation systems which assume a part of power generation and contribute to the stabilization of energy supply and demand.

The Company is asking customers in Chiba Prefecture (mainly for home use) to use (consume) natural gas produced in Chiba Prefecture (local production for local consumption), and the Company feels it is the Company’s mission to fulfill customers’ expectations for natural gas because the Company is engaged in the business to supply precious Japanese origin natural gas.

In the home use businesses, the Company will supplement power supplies by introducing double power generation systems through the combination of natural gas home power generation systems (such as ENE FARM and ECOWILL) and solar power generation systems, and will continue to provide a life with less energy expenses and environmental burden. In addition to this, the Company will make maximum use of the Company’s new show room “Be E”, which opened in Midori-ku, Chiba City on November 5, 2012, as a facility for visitors to actually experience eco- and budget-friendly, rich and pleasant lives.

In the industry use businesses, it is expected that sales to power generation industries that boomed as a result of the power supply shortage after The Great East Japan Earthquake will decrease. Under such circumstances, the Company will leverage the desirable characteristics of natural gas and make proposals emphasizing the superiority of city gas from both the perspectives of cost and environment. The Company will contribute to reduce the load on electric power by working hard to expand demand for gas through the popularization of natural gas for decentralized energy systems, and through the expansion of sales for air conditioning that have a great effect on peak electrical power usage.

In addition, the Company will take all possible measures to secure safety such as by replacing deteriorated gas pipes, etc., so that all customers can use gas without worries.

In the small use businesses mainly for home use, it is difficult to cover the increasing gas production cost caused by source gas price hikes and the renewal of charging and maintenance systems, solely through the improvement of the management efficiency, and the earning forecast after 2013 is unfavorable. Under the above-mentioned circumstances, the Company had to apply for an approval of gas price revision for small use effective on June 30, 2013, to the Kanto Bureau of Economy, Trade and Industry. Please be informed that the Company will maintain the lowest price level among Japanese private gas companies even if this price revision is approved.

The Company asks for the continuing warm support of its shareholders.

(5) Transition of property and income conditions

Classification	54th Term (Ended in Dec. 2009)	55th Term (Ended in Dec. 2010)	56th Term (Ended in Dec. 2011)	57th Term Current Consolidated Fiscal Year (Ended in Dec. 2012)
Net sales (millions of yen) Ordinary income (millions of yen) Net income (millions of yen) Net income per share (yen) Total assets (millions of yen) Net assets (millions of yen)	41,259 1,488 864 53.38 25,744 17,017	47,684 1,773 1,034 65.41 27,406 17,951	58,394 1,991 1,149 72.68 30,456 18,955	68,118 2,092 1,289 81.53 31,604 20,127

Note: “Net income per share” is calculated using the average number of outstanding shares in the period.

(6) State of principal parent company and subsidiaries

(i) Relationship with the parent company

The parent company of the Company is Kanto Natural Gas Development Co., Ltd. (hereinafter referred to as “KNG”), which owns 9,786,000 (investment ratio at 56.17%) of the Company’s shares.

The Company purchases source gas from the parent company.

(ii) Principal subsidiaries

Company Name	Capital (million yen)	The Company’s Investment Ratio	Main Business Operations
Otaki Sangyo Co., Ltd.	50	100.00%	Supply and sales of liquefied petroleum gas, Production and sales of compressed natural gas,
Boso Computer Service Co., Ltd.	20	60.00%	Information processing services

Notes:

1.	The Company’s consolidated subsidiaries are the above two (2) principal subsidiaries and the Company has no equity method affiliated companies.

2.	The business performances in this consolidated fiscal year are as set force in “(1) Progress and results of the business operations” of “1. Matters on the Current State of the Corporate Group.”

(7) Description of main business operations

Business	Description of Business Operations
Gas	City gas supply, gas piping works, gas equipment sales

Others	Liquefied petroleum gas and compressed natural gas supply, Information processing services, etc.

(8) Main sales offices, etc.

(i) Main sales offices of the Company

The Company supplies gas to five cities, three towns and one village in Chiba Prefecture, namely Mobara City, Ichihara City, Yachiyo City, Chiba City (Chuo-ku and Midori-ku), Sammu City, Otaki-machi in Isumi-gun, Ichinomiya-machi, Mutsuzawa-machi and Chosei-mura in Chosei-gun.

The principal offices of the Company are as shown below:

Name	Address

Head Office Mobara Service Center Ichihara Service Center Yachiyo Service Center Chiba Service Center Naruto Service Center

661 Mobara, Mobara City, Chiba Prefecture

Same as above

3-12-5 Goi-higashi, Ichihara City, Chiba Prefecture

346 Owada-shinden, Yachiyo City, Chiba Prefecture

3-12-1 Oyumino, Midori-ku, Chiba  City, Chiba Prefecture

650-7 Naruto, Sammu City, Chiba Prefecture

Note: Chiba Service Center moved to the above address on November 5, 2012.

(ii) Main sales offices, etc. of the Company’s principal subsidiaries

Company Name	Office Name	Address
Otaki Gas Co., Ltd Boso Computer Service Co., ltd.	Head Office Head Office	661 Mobara, Mobara City, Chiba Prefecture Same as above

(9) State of employees

Number of Employees	Against Previous Consolidated Fiscal Year
305	+ 8

Note: The employee count includes 2 temporary employees, 17 part-time employees and 49 contractors performing meter-reading.

(10) Major lenders

Lender Name	Amount of Borrowed Money
The Chiba Bank Ltd. The Chiba Kogyo Bank Ltd. The Keiyo Bank Ltd. Sumitomo Mitsui Banking Corporation Sumitomo Mitsui Trust Bank Limited	564 million yen 293 million yen 293 million yen 211 million yen 161 million yen

2. Matters on Shares of the Company

(1) Total number of shares issued 15,818,937 shares (excluding 1,605,063 treasury stocks)

(2) Number of shareholders 1,108 persons

(3) Major shareholders

Shareholder Name	Number of Shares Held (1,000 shares)	Shareholding Ratio (%)

Kanto Natural Gas Development Co., Ltd.

BBH FOR FIDELITY LOW-PRICED STOCK FUND

(PRINCIPAL ALL SECTOR SUBPORTFOLIO)

The Chiba Bank Ltd.

The Chiba Kogyo Bank Ltd.

The Keiyo Bank Ltd.

Sumitomo Mitsui Trust Bank Limited

Tojo Gas Corporation

The Master Trust Bank in Japan, Ltd.

(Management trust No.79211)

Kanto Construction Co., Ltd.

Aichi Tokei Denki Co., Ltd.

Rinnai Corporation

Noritz Corporation

	9,786 831 632 380 380 348 134 84 81 77 77 77	61.87 5.25 4.00 2.40 2.40 2.20 0.85 0.53 0.51 0.49 0.49 0.49

Note: The Company holds 1,605,063 shares of treasury stock but they are excluded from “(3) Major shareholders”. The above shareholding ratios are calculated excluding the treasury stock.

(4) Other important matters on shares

There are no special matters to report.

3. Matters on New Share Subscription Rights, etc. of the Company

(1)	State of new share subscription rights, etc. delivered as consideration for execution of duties, held by executives of the Company as of December 31, 2012

Classifi- cation	Issuance Times (Date of Resolution for Issuance)	Exercise Price	Exercise Period	Number of Subscription Rights	Type and Number of Target Shares	Number of Holders

Director	1st share option (March 26, 2009)	1,000 yen per share	From April 21, 2009 to April 20, 2029	13	13,000 shares of common stock	4
	2nd share option (March 25, 2010)	1,000 yen per share	From April 21, 2010 to April 19, 2030	23	23,000 shares of common stock	5
	3rd share option (March 29, 2011)	1,000 yen per share	From April 20, 2011 to April 18, 2031	23	23,000 shares of common stock	5
	4th share option (March 28, 2012)	1,000 yen per share	From April 21, 2012 to April 20, 2032	35	35,000 shares of common stock	6
Audit & supervisory board member	1st share option (March 26, 2009)	1,000 yen per share	From April 21, 2009 to April 20, 2029	2	2,000 shares of common stock	1
	2nd share option (March 25, 2010)	1,000 yen per share	From April 21, 2010 to April 19, 2030	4	4,000 shares of common stock	1

Conditions to exercise new share subscription rights

•	No partial exercise of each share option will be permitted to be made.

•	A holder of new share subscription right may exercise new share subscription right from the following date after the date such holder has lost his or her position as director of the Company.

•	Notwithstanding the preceding paragraph, a holder of new share subscription right may exercise new share subscription right pursuant to other exercise conditions from thirty (30) days before the expiry date of the exercise period.

•	Other exercise conditions will be as stipulated in the “Agreement on Allotment of New share subscription rights” executed between the Company and the holder of new share subscription right based on the resolutions of the board of directors.

(2) Other important matters on new share subscription rights, etc.

There are no special matters to report.

4. Matters on Executives of the Company

(1) Name, etc. of directors and audit & supervisory board members

Position	Name	Responsible Position and State of Concurrent Holding of Other Positions

President & Representative Director	Hitoshi Watabe

Managing Director and Representative Director	Junnichi Nishimura

Managing Director	Sunao Kajita	General Manager of Sales Division President & Representative Director of Otaki Sangyo Co., Ltd.

Director	Takao Narushima	Manager of Corporate Planning Department President & Representative Director of Boso Computer Service Co.,Ltd.

Director	Akio Midorikawa	Manager of Supply Department (in charge of Technology) President & Representative Director of Shinei Engineering Corporation

Director	Genjiro Mizuno	Manager of Accounting Department (in charge of general affairs)]

Audit&Supervisory Board Member (full-time)	Yoshiteru Saito

Audit&Supervisory Board Member	Nobuhiro Yamamura

Audit&Supervisory Board Member	Hiromasa Kito	Audit&Supervisory Board Member (full-time) of KNG

Audit&Supervisory Board Member	Nobuharu Yoshimasu	Partner of Daiichifuyo Law Office Audit&Supervisory Board Member of KNG

Notes:

1.	Both Mr. Genjiro Mizuno and Hiromasa Kito were newly elected a director and an audit & supervisory board member respectively at the 56th ordinary general meeting of shareholders held on March 28, 2012, and assumed their positions.

2.	Mr. Shintaro Nagahama, the director, and Mr. Masayoshi Kawasaki, the audit & supervisory board member, resigned their positions when their terms elapsed at the conclusion of the 56th ordinary general meeting of shareholders held on March 28, 2012.

3.	Mr. Nobuhiro Yamamura and Nobuharu Yoshimasu are outside audit & supervisory board members.

4.	Mr. Hiromasa Kito serving as an audit & supervisory board member has a longtime accounting experience at accounting departments of KNG and the Company, and has an appreciable extent of knowledge about financial matters and accounting.

5.	Mr. Nobuharu Yoshimasu serving as an audit & supervisory board member was notified to the Tokyo Stock Exchange, Inc. as an independent executive. He is also an outside audit & supervisory board member of KNG.

(2) Amount of remuneration, etc. of directors and audit & supervisory board members

Directors (7 persons): 127 million yen

Audit & supervisory board members (4 persons): 37 million yen (including 16 million yen paid to two outside audit & supervisory board members)

Notes:

1.	The amount of remuneration, etc. paid to directors does not include the salary as an employee in case where a director also serves as an employee.

2.	The amount of remuneration, etc. paid to directors includes the estimated amount of new share option granted as stock option for the current fiscal year (13 million yen).

3.	One out of five audit & supervisory board members serving during this fiscal year was not remunerated.

4.	The amount of remuneration, etc. that one outside audit & supervisory board member has received from the parent company (KNG) of the Company as an executive in the current fiscal year is 4 million yen.

(3) Matters on outside audit & supervisory board members

(i)	Audit & supervisory board member: Nobuhiro Yamamura

Main activities in the current fiscal year, etc.

a.	State of attendance in the board of directors’ meetings and statements made at said meetings

Out of the 14 board of directors’ meetings held for the current fiscal year, Mr. Yamamura has attended all 14 times, and has made adequate remarks on a timely basis as necessary with a knowledgeable insight based on his extensive experience.

b.	State of attendance in the audit & supervisory board meetings and statements made at said meetings

Out of the 14 audit & supervisory board meetings held for the current fiscal year, Mr. Yamamura has attended all 14 times, and has made adequate statements on a timely basis as necessary with a knowledgeable insight based on his extensive experience.

(ii)	Audit & supervisory board member: Nobuharu Yoshimasu

a.	Relationship between significant concurrent post and the Company, etc.

The Daiichifuyo Law Office is a law office to which corporation lawyers of the Company belong.

KNG is the parent company of the Company and the supplier of source gas.

b.	Main activities in the current fiscal year

•	State of attendance in the board of directors’ meetings and statements made at said meetings, etc.

Out of the 14 board of directors’ meetings held in the current fiscal year, Mr. Yoshimasu has attended all 14 times, and has made adequate statements from a legal viewpoint with a knowledgeable insight based on his extensive experience as a lawyer.

•	State of attendance in the audit & supervisory board meetings and statements made at said meetings, etc.

Out of the 14 audit & supervisory board meetings held in the current fiscal year, Mr. Yoshimasu has attended all 14 times, and has made adequate statements from a legal viewpoint with a knowledgeable insight based on his extensive experience as a lawyer.

5. State of Accounting Auditor

(1) Name of accounting auditor

KPMG AZSA LLC

(2)	Amount of remuneration, etc. paid to accounting auditors in the current fiscal year

(i)	Amount of Remuneration, etc. as an accounting auditor in the current fiscal year

32 million yen

(ii)	Total amount of cash and other property benefits that the Company and its subsidiary shall pay

32 million yen

Note:	The amounts of remuneration for audits based on the Companies Act and the Financial Instruments and Exchange Law are not classified in audit contracts, and these overall amounts are stated in financial amount because they cannot actually be classified.

(3) Details of non-audit services

The Company has consigned to the Accounting Auditor, the certification services of the departmental income and expenditure accounts pursuant to the gas business accounting regulations, which are services outside of the services that are provided for in Paragraph 1 of Article 2 of the Certified Public Accountants Act, and has paid compensation.

(4) Policy of making decisions regarding dismissal or reappointment of accounting auditors

If the Company determines that any event provided for in each items of Paragraph 1 of Article 340 of the Companies Act occurs, the Company has a policy to dismiss the Accounting Auditor. In addition, if the Company determines that the Accounting Auditor is disqualified in light of laws and regulations, etc., or threatens to have a significant adverse effect on the audit services of the Company taking into account the auditing effectiveness, etc. of the Accounting Auditor, the removal or refusal of reappointment of the Accounting Auditor will be the purpose of the general meeting of shareholders.

6. Company Systems and Policies

(1)	Systems to ensure that directors are performing their duties in compliance with laws and regulations and articles of incorporation and performing other duties appropriately

The Company has made the following resolution with respect to the development of the “system to ensure the adequacy of the business” at the board of directors’ meeting held on May 12, 2006. Thereafter, at the most recent board of directors’ meeting held on February 5, 2010, the Company has reviewed the details.

Based on the Company’s corporate philosophy, that is, “by providing comfortable energy and wide range of services, help to realize good life and promising development of town”, the management policy of the Company is to (1) have our customers and regional society and safety as our start point for ideas, (2) strengthen our management base and competitive power, and (3) establish an advanced and energetic corporate culture. The Company will develop the following systems in order to ensure adequate operations and continue to be a corporation relied on by society.

[1]	Systems to ensure that directors are performing their duties in compliance with laws and regulations and the articles of incorporation

(i)	As members of the board of directors, directors attend the board of directors’ meeting held occasionally as deemed necessary, once a month in principle. On that basis, the board of directors makes decisions as a company pursuant to the regulations of the board of directors and after deliberations of important matters. In addition, the board of directors conducts monitoring to ensure that the performance by directors of their duties complies with the laws and regulations and the Articles of Incorporation by receiving periodical reports from directors of the state of performance of duties, etc. as deemed necessary.

(ii)	In order to make suitable decisions and business judgments, directors always make efforts to collect information, carry out investigations and reviews.

(iii)	The board of directors stipulates the basic policy for compliance, which will be a pledge to be observed by all of the directors. In addition, the board of directors stipulates the code of conduct for compliance that is the standard to achieve the same basic policy concretely, and seeks to realize a thorough compliance with these rules.

(iv)	The Company has established a compliance committee mainly composed of directors, and promotes enlightenment education activities of the foregoing basic policy and code of conduct, and also if any matter suspected to be in breach of any laws and regulations or corporate ethics is found, has a system in place whereby the compliance committee promptly receives information through the person in charge of promoting compliance placed at the working place or anonymous mail, etc., and seeks to resolve the matters in an appropriate manner.

[2]	Systems concerning the storage and management of information relating to the performance of directors’ duties

Directors manage information related to performance of their duties by recording, handling, preserving and destroying such information in an appropriate manner pursuant to document rules. In addition, in order to ensure that such information related to performance of duties will be adequate for an audit by audit & supervisory board members and Audit Office, which is the internal auditing department, a system is set up whereby such information is available for inspection.

[3]	Regulations concerning management of risks of loss and other systems

(i)	Directors will have a general understanding and make assessments of the risk surrounding the business of the Company, incorporate such risks into the medium-term management plan, the department goal, etc., and handle such risks in a timely and adequate manner.

(ii)	With respect to disasters such as large-scale earthquakes, the Company will make adequate responses at the time of occurrence of such disasters by developing disaster countermeasure manuals, developing a liaison system at the time of disaster, developing the means to procure emergency material, and conducting emergency drills in accordance with the above.

(iii)	With respect to any other risks in operating business, the Company manages such risks in an adequate manner after professionally reviewing such risks by each responsible department, the director in charge supervises the departments, and the board of directors verifies such risks as deemed necessary.

(iv)	Whether the risk management system functions effectively or not will also be verified by the audit office, and will be improved if necessary after informing the President in a timely manner.

[4]	Systems to ensure that directors are performing their duties efficiently

(i)	The board of directors makes clear the responsibility and authority of directors by establishing regulations on separation of duties. On that basis, directors make adequate decisions promptly pursuant to organization regulations.

(ii)	The board of directors develops a medium–term management plan and an annual budget based on such plan, and on that basis, the director sets a goal to be performed by the department he or she is in charge of and manages the process to achieve the goal in an adequate manner, and thereby seeks to streamline the performance of duties.

[5]	Systems to ensure that employees are performing their duties in compliance with laws and regulations and articles of incorporation

(i)	The board of directors stipulates the basic policy for compliance, which will be a pledge to be observed by all employees. In addition, the board of directors stipulates the code of conduct for compliance that is the standard to achieve the same basic policy concretely, and seeks to realize a thorough compliance with these rules.

(ii)	The Company has established a compliance committee and promotes enlightenment education activities of the basic policy and code of conduct mentioned above, and if an employee suspects any breach of laws and regulations or business ethics, has a system in place whereby the compliance committee promptly receives information through the person in charge of promoting compliance placed at the working place or anonymous mail, etc., and seeks to resolve the matters in an appropriate manner.

(iii)	The compliance committee provides legal education centering on matters to be noted in performing duties, and intends to improve each employee’s spirit for compliance.

[6]	Systems to ensure that business operations are conducted properly by the company group made up of the Company together with its parent and subsidiary companies

(i)	The board of directors has established a medium-term management plan as an entire group including the Company, parent company and their subsidiaries, made clear the direction to proceed as a group and ensured the adequacy of execution of services.

(ii)	The board of directors has developed the system on compliance as an entire group, and makes efforts to get a grasp of problems promptly and solve them.

(iii)	The Company holds a liaison conference of group officers once a month in principle, seeks to share information within the group, exchange opinion and ensure the adequacy of execution of services.

[7]	Matters on employees to support audit & supervisory board member in the performance of their duties

In the Company, if the audit & supervisory board member asks, a suitable employee (including full-time assistant) will assist the duties of the audit & supervisory board member in a timely way. The capacity or qualification, etc. of such employee who serves as an assistant will be discussed by directors and the audit & supervisory board member.

[8]	Matters on independence of the employee from directors set forth in the preceding item

Pursuant to the preceding item, if the employee assists the duties of the audit & supervisory board member, the chain-of-command and treatment, etc. of the employee who serves as assistant will be discussed by directors and the audit & supervisory board members.

[9]	Systems for directors and employees to make reports to audit & supervisory board members, and other reporting systems to audit & supervisory board members

In addition to statutory matters, directors and employees promptly inform audit & supervisory board members of matters that may affect the Company gravely, the status of the report to the compliance committee and its details, and the implementation status of the major internal audit conducted by the audit office, and also provide the necessary information at the request of audit & supervisory board members.

[10]	Other systems to ensure that audit & supervisory board members carry out audits effectively

(i)	In the Company, audit & supervisory board members may attend the board of directors and other important conferences, and may give opinion as deemed necessary.
(ii)	In the Company, audit & supervisory board members may collaborate and consult with the Accounting Auditor or the legal advisor.
(iii)	In the Company, audit & supervisory board members may use the result of internal audits conducted by the audit office as deemed necessary.

(2) Basic policy regarding governing the joint stock company (kabushiki kaisha)

The Company has not stipulated specifically the basic policy on the conduct of the person who should govern the decision concerning financial affairs and business policies.

Note:	With respect to the amount, sales volume of gas and number of shares described in this Business Report, in principle, any fractional portion less than the integer portion of the number has been rounded off.

Consolidated Balance Sheets

(As of December 31, 2012)

(1,000 Yen)

ASSETS		LIABILITIES
NONCURRENT ASSETS	16,404,254	NONCURRENT LIABILITIES	3,061,704
Property, plant and equipment	12,664,942	Long-term loans payable	898,920
Supply facilities	8,894,290	Allowance for retirement benefits	1,890,206
Operational facilities	3,132,749	Provision for gas holder repairs	208,503
Other facilities	415,934	Other noncurrent liabilities	64,075
Construction in progress	221,967	CURRENT LIABILITIES	8,415,044
Intangible assets	1,546,632	Current portion of noncurrent liabilities	347,760
Other intangible assets	1,546,632	Accounts payable-trade	5,410,330
Investments and other assets	2,192,680	Short-term loans payable	277,000
Investment securities	878,821	Accounts payable-other	863,427
Long-term prepaid expenses	85,941	Income taxes payable	505,069
Deferred tax assets	679,269	Other current liabilities	1,011,457
Other investments	571,079	TOTAL LIABILITIES	11,476,749
Allowance for doubtful receivables	(22,431)	NET ASSETS
CURRENT ASSETS	15,200,425	Shareholders’ equity	19,999,218
Cash and deposits	3,803,090	Capital stock	2,244,000
Notes and accounts receivable – trade	6,406,217	Capital surplus	2,013,822
Securities	4,427,469	Retained earnings	16,736,568
Deferred tax assets	64,769	Treasury stock	(995,172)
Other current assets	508,210	Accumulated other comprehensive income (loss)	7,680
Allowance for doubtful receivables	(9,330)	Valuation difference on available-for-sale securities	7,680
		Subscription rights to shares	45,101
		Minority interests	75,931
		TOTAL NET ASSETS	20,127,931
TOTAL ASSETS	31,604,680	TOTAL LIABILITIES AND NET ASSETS	31,604,680

Consolidated Statements of Income

(January 1 to December 31, 2012)

(1,000 Yen)

Net Sales		68,118,649
Cost of sales		58,863,074

Gross profit		9,255,574
Supplying and selling expenses	6,012,614
General and administrative expenses	1,171,708	7,184,323

Operating income		2,071,251
Non-operating income
Interest income	18,586
Dividend income	9,301
Compensation expenses for conduit relocation	3,475
Rent income	17,381
Miscellaneous income	14,901	63,646

Non-operating expenses
Interest expenses	33,480
Donations expenses	8,759
Miscellaneous expenses	102	42,341

Ordinary income		2,092,556
Extraordinary loss
Net loss on sales of investment securities	2,496	2,496

Net income before income taxes		2,090,059
Income taxes – current	827,715
Income taxes – deferred	(23,369)	804,345

Net income before minority interests		1,285,714
Minority interests in loss		(4,074)

Net income		1,289,788

Consolidated Statements of Changes in Net Assets

(January 1 to December 31, 2012)

(1,000 Yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of year	2,244,000	2,013,822	15,589,155	(994,950)	18,852,026

Changes of items during the period
Dividend of surplus			(142,375)		(142,375)
Net income			1,289,788		1,289,788
Acquisition of treasury stock				(222)	(222)
Net changes of items other than shareholders’ equity
Total changes of items during the period	—	—	1,147,413	(222)	1,147,191

Balance at end of year	2,244,000	2,013,822	16,736,568	(995,172)	19,999,218

	Accumulated other comprehensive income		Subscription rights to shares	Minority interests	Total net assets
	Valuation difference on available- for-sale securities	Total accumulated other comprehensive income
Balance at beginning of year	(8,558)	(8,558)	31,626	80,005	18,955,099

Changes of items during the period
Dividend of surplus					(142,375)
Net income					1,289,788
Acquisition of treasury stock					(222)
Net changes of items other than shareholders’ equity	16,239	16,239	13,475	(4,074)	25,640
Total changes of items during the period	16,239	16,239	13,475	(4,074)	1,172,832

Balance at end of year	7,680	7,680	45,101	75,931	20,127,931

Notes to Consolidated Financial Statements

(January 1 to December 31, 2012)

1. Notes, etc. to material matters that will be the basis in preparing the consolidated financial statements

(1)	Matters on the range of consolidation

(i)	Number of consolidated subsidiaries: two (2) companies

Names of the consolidated subsidiaries are as follows:

Otaki Sangyo Co., Ltd., Boso Computer Service Co., Ltd.

(ii)	Name of main non-consolidated subsidiaries

Shinei Corporation (“Shinei”)

The subsidiary excluded from the range of consolidation (Shinei) is a small-scale company, and neither of its total assets, sales volume, current net gains (losses) or retained earnings (the amount that meets its equity interest), etc. has a material effect on the consolidated financial statements. Therefore, we excluded Shinei from the range of consolidation.

(2)	Matters on application of equity methods

The non-consolidated subsidiary to which equity method is not applied (Shinei) has little effect on the current net income (loss) and retained earnings, etc. and, also as a whole, does not have much importance. Therefore, we have not applied equity method.

(3)	Matters on accounting standards

(i)	Valuation standard and method of material assets

a.	Securities

(i)	Held-to-maturity bonds

Amortized cost method (straight-line method) is applied.

(ii)	Other securities

Securities with market price:

Market value method based on the market price, etc. of the fiscal year end date (The valuation difference is recognized directly into net assets in full, and the cost of securities sold is calculated by moving average method) is applied.

Securities without market price:

Cost method based on the moving average method is applied.

b.	Inventories

(i)	Products

Cost method based on gross average method (As for the values in the balance sheet, method of lowering book values reflecting potential decline is used) is applied.

(ii)	Supplies

Cost method mainly based on gross average method (As for the values in the balance sheet, method of lowering book values reflecting potential decline is used) is applied.

(ii)	Method of depreciation of material depreciable assets

a.	Property, plant and equipment (excluding lease assets)

Declining-balance method is used. However, as for buildings (excluding facilities accompanying buildings), straight-line method is used.

Also, as for the useful life, we applied the same standard as the method under the Corporation Tax Act.

b.	Intangible assets (excluding lease assets)

Straight-line method is used.

Also, as for the useful life, we applied the same standard as the method under the Corporation Tax Act.

However, as for own use software, straight-line method based on the availability period (five (5) years) within the Company is used.

c.	Long-term prepaid expenses

Averaged amount is amortized.

As for the amortization period, we applied the same standard set forth in the Corporation Tax Act.

(iii)	Calculation standard of material allowances

a.	Allowance for doubtful accounts

In order to prepare for the losses from uncollectible accounts receivable, as for general accounts, we use the method based on the actual rate of losses from uncollectible accounts receivable and, as for doubtful accounts receivable and claims provable in bankruptcy, etc., we considered the collectability of each claims individually. In that basis we recorded the estimated irrecoverable amount.

b.	Allowance for retirement benefits

In order to prepare for the retirement benefits of employees, we recorded this Allowance for retirement benefits based on the estimated amount of retirement benefit obligations at the end of this consolidated accounting year.

As for the actuarial difference, we recorded the amount divided proportionally on a straight-line basis for certain years (ten (10) years) within the average remaining working hours of employees at the time each consolidated accounting year arrives starting from the following consolidated accounting year of the arrival of this consolidated accounting year.

As for the prior-service obligations, we recorded the amount divided proportionally on a straight-line basis for certain years (ten (10) years) within the average remaining working hours of employees at the time each consolidated accounting year arrives.

c.	Provision for repairs of gasholder

In order to prepare for the payment for periodical repair expenses of spherical gasholders, we distributed the forthcoming estimated repair amount equally by the period until the next repair is made.

(iv)	Other material matters that will be the basis in preparing the consolidated financial statements

a.	Standard to record earnings related to finance lease transaction

We have used the method to record the sales volume and sales cost at the time of receipt of lease payments.

b.	Accounting method of consumption tax, etc.

Tax exclusion method is applied.

(v)	The described amounts are rounded down to the nearest 1,000 yen.

(Additional information)

Application of accounting standards, etc. on accounting changes and correction to past errors

As a result of accounting changes and corrections to past errors made after the beginning of this consolidated fiscal year, “accounting standard on accounting changes and corrections to past errors

(Corporate accounting standards No.24, December 4, 2009)” and “application policy of accounting standard on accounting changes and corrections to past errors (Corporate accounting standards No.24, December 4, 2009)” are applied.

2. Notes to Consolidated Balance Sheets

(1)	Accumulated depreciation of property, plant and equipment

Property, plant and equipment
Supply facilities	36,685,129 thousand yen
Operational facilities	1,460,911 thousand yen
Other facilities	1,198, 630 thousand yen
Intangible assets	775, 714 thousand yen

(2)	Cumulative amount of direct depreciation of the acquisition cost related to contribution for construction, etc.

Property, plant and equipment
Supply facilities	17,541,268 thousand yen
Operational facilities	154,681 thousand yen

(3)	Investment securities in non-consolidated subsidiaries

Investment securities (share)	10,000 thousand yen

3. Notes to Consolidated Statements of Changes in Net Assets

(1)	Number of issued shares as at the end of the current consolidated fiscal year

Common stock                                         17,424,000 shares

(2)	Dividends of surplus

(i)	Payment amount of dividends

a.	At the annual general meeting of shareholders held on March 28, 2012, the following resolution has been passed:

Matters on dividends of common stock
i.	Total amount of dividends:	79,097 thousand yen
ii.	Dividend amount per share:	5.00 yen
iii.	Record date:	December 31, 2011
iv.	Effective date:	March 29, 2012

b.	At the meeting of the board of directors held on August 9, 2012, the following resolution has been passed:

Matters on dividends of common stock
i.	Total amount of dividends:	63,277 thousand yen
ii.	Dividend amount per share:	4.00 yen
iii.	Record date:	June 30, 2012
iv.	Effective date:	September 4, 2012

(ii)	Out of the dividends whose record date belongs to this consolidated accounting year, the dividends whose effective date is after the end of this consolidated accounting year

a.	At the annual general meeting of shareholders held on March 27, 2013, the following proposal is scheduled to be discussed:

Matters on dividends of common stock
i.	Total amount of dividends:	79,094 thousand yen
ii.	Dividend resource:	Retained earnings
iii.	Dividend amount per share:	5.00 yen
iv.	Record date:	December 31, 2012

v.	Effective date:	March 28, 2013

(3)	Type and number of shares underlying subscription right to share

Common stock                                         104,000 shares

4. Notes to Financial Instruments

(1)	Matters on the state of financial instruments

Our group raises the necessary funds with bank loans. We manage the temporary surplus funds mainly through financial assets that are highly safe and secure. We do not carry out derivatives transactions.

Investment securities are mainly composed of bonds and shares, and we periodically get a grasp of their market prices and the financial condition, etc. of issuers.

Securities are mainly composed of MMF, etc., and we periodically get a grasp of their market prices and the financial condition, etc. of issuers.

As for the credit risk related to notes and accounts receivable-trade, we make efforts to reduce the risk pursuant to manuals, etc. on the sales services of the Company and all group companies.

The purpose of loans payables is to raise funds that are mainly necessary for capital expenditures.

(2)	Matters on market price, etc. of financial instruments

The amount of the consolidated balance sheet on December 31, 2012, the market price and their difference are as follows. Also, no item whose market price is considered extremely difficult to determine is included (Please refer to Note 2.).

	Consolidated balance sheet amount (1,000 yen)	Market price (1,000 yen)	Difference (1,000 yen)
(1) Investment securities and securities a. Held-to-maturity bonds b. Other securities (2) Cash and deposits (3) Notes and accounts receivable-trade	802,325 4,454,873 3,803,090 6,406,217	810,143 4,454,873 3,803,090 6,406,217	7,818 — — —

Total Assets	15,466,506	15,474,324	7,818

(4) Long-term loans payable (including those to be returned within a year) (5) Accounts payable - trade (6) Short-term loans payable (7) Accounts payable - other (8) Income tax payable, etc.	1,246,680 5,410,330 277,000 863,427 505,069	1,246,354 5,410,330 277,000 863,427 505,069	(325 — — — —)

Total Liabilities	8,302,507	8,302,181	(325)

Note 1:

Calculation method of market price of financial instruments, and matters on securities

Assets

(1)	Investment securities and securities

Each market price is as follows:
Bonds:	Mainly the stock exchange price or the price presented by correspondent financial institution
Shares:	Stock exchange price
MMF, etc.:	As MMF, etc., are settled within a short period, the market price is almost equal to the book value. Therefore, the book value represents the market price.

(2)	Cash and deposits (3) Notes and accounts receivable-trade

As these are settled within a short period, the market price is almost equal to the book value. Therefore, the book value represents the market price.

Liabilities

(4)	Long-term loans payable (including those to be returned within a year)

Those with a fix interest rate are calculated by the present value after deduction of the interest rate estimated in the case a same new borrowing is made from the sum of principal and interest.

Those with a floating interest rate reflect the market interest rate in a short period, and the market price is considered to be almost equal to the book value. Therefore, the book value represents the market price.

(5)	Accounts payable-trade (6) Short-term loans payable (7) Accounts payable-other (8) Income tax payable, etc.

These are settled within a short period, and the market price is almost equal to the book value. Therefore, the book value represents the market price.

Note 2: Financial products whose market price are considered to be extremely difficult to calculate

Classification	Consolidated balance sheet amount (1,000 yen)
Non-listed shares	49,091

As for the above, as there is no market price, and future cash flow cannot be estimated, it is considered to be extremely difficult to determine the market price. Therefore, the above is not included in “(1) Investment securities and securities”.

5.	Notes to information per share

(1)	Net asset amount per share	1,264.74 yen
(2)	Current net income per share	81.53 yen

Balance Sheets

(As of December 31, 2012)

(1,000 Yen)

ASSETS		LIABILITIES
NONCURRENT ASSETS	16,056,228	NONCURRENT LIABILITIES	3,041,273
Property, plant and equipment	12,247,890	Long-term loans payable	898,920
Supply facilities	8,894,290	Allowance for retirement benefits	1,890,206
Operational facilities	3,133,204	Provision for gas holder repairs	208,503
Construction in progress	220,395	Other noncurrent liabilities	43,644
Intangible assets	1,447,723	CURRENT LIABILITIES	8,205,740
Leasehold right	26,420	Current portion of noncurrent liabilities	347,760
Software in progress	1,345,945	Accounts payable - trade	4,616,730
Other intangible assets	75,358	Short-term loans payable	277,000
Investments and other assets	2,360,614	Accounts payable - other	759,902
Investment securities	861,398	Accrued expenses	191,361
Investment in affiliated companies	66,000	Income taxes payable	484,093
Long-term loans receivable inside the company	33,894	Advances received	159,931
Long-term loans receivable to subsidiaries and affiliates	316,622	Deposits received	39,111
Investments in capital	278	Accounts payable to subsidiaries and affiliates-trade	627,452
Long-term prepaid expenses	85,167	Short-term loans payable to subsidiaries and affiliates-trade	104,407
Deferred tax assets	664,002	Deposits received inside the company	597,990
Other investments	354,788	TOTAL LIABILITIES	11,247,014
Allowance for doubtful receivables	(21,538)	NET ASSETS
CURRENT ASSETS	14,647,360	Shareholders’ equity	19,404,629
Cash and deposits	3,593,991	Capital stock	2,244,000
Notes receivable - trade	76,650	Capital surplus	2,013,822
Accounts receivable - trade	6,044,303	Legal capital surplus	2,012,990
Accounts receivable from subsidiaries and affiliates-trade	27,799	Other legal capital surplus	831
Accounts receivable - other	71,894	Retained earnings	16,141,979
Securities	4,427,469	Legal retained earnings	131,746
Products	12,749	Other retained earnings	16,010,232
Supplies	48,854	Reserve for advanced depreciation of noncurrent assets	46,204
Prepaid expenses	89,895	General reserve	14,461,000
Short-term receivables from subsidiaries and affiliates	52,767	Retained earnings brought forward	1,503,028
Deferred tax assets	58,239	Treasury stock	(995,172)
Other current assets	149,931	Valuation and translation adjustments	6,844
Allowance for doubtful receivables	(7,185)	Valuation difference on available-for-sale securities	6,844
		Subscription rights to shares	45,101
		TOTAL NET ASSETS	19,456,574
TOTAL ASSETS	30,703,589	TOTAL LIABILITIES AND NET ASSETS	30,703,589

Statements of Income

(January 1 to December 31, 2012)

(1,000 Yen)

Net sales of finished goods
Sales of gas	63,095,856	63,095,856

Cost of sales
Beginning finished goods	12,061
Purchase of finished goods	54,982,622
Private use of finished goods	8,395
Ending finished goods	12,749	54,973,538

Gross profit		8,122,317
Supplying and selling expenses	5,520,920
General and administrative expenses	1,048,866	6,569,787

Business profit		1,552,530
Miscellaneous operating income
Income from order-received constructions	666,083
Income from furniture and fixture sales	1,668,448
Income from consignation supply	247,813
Other miscellaneous operating income	12,685	2,595,031

Miscellaneous operating expenses
Expenses from order-received constructions	592,304
Expenses from furniture and fixture sales	1,546,472	2,138,777

Operating income		2,008,784
Non-operating income
Interest income	8,275
Interest on securities	14,253
Dividend income	9,246
Compensation expenses for conduit relocation	3,475
Rent income	27,857
Miscellaneous income	18,516	81,625

Non-operating expenses
Interest expenses	33,480
Donations expenses	8,494
Miscellaneous expenses	61	42,036

Ordinary income		2,048,373
Extraordinary loss
Net loss on sales of investment securities	2,496	2,496

Net income before income taxes		2,045,876
Income taxes - current	799,703
Income taxes - deferred	(15,576)	784,126

Net income		1,261,750

Statements of Changes in Net Assets

(January 1 to December 31, 2012)

(1,000 Yen)

	Shareholders’ equity
	Capital stock	Capital surplus
		Legal capital surplus	Other capital surplus	Total capital surplus
Balance at beginning of year	2,244,000	2,012,990	831	2,013,822

Changes of items during the period
Reversal of reserve for advanced depreciation of noncurrent assets
Provision of general reserve
Dividends from surplus
Net income
Acquisition of treasury stock
Net changes of items other than shareholders’ equity

Total changes of items during the period	—	—	—	—

Balance at end of year	2,244,000	2,012,990	831	2,013,822

	Shareholders’ equity
	Retained earnings
	Legal retained earnings	Other retained earnings
		Reserve for advanced depreciation of noncurrent assets	General reserve	Retained earnings brought forward	Total retained earnings
Balance at beginning of year	131,746	53,096	13,511,000	1,326,761	15,022,604

Changes of items during the period
Reversal of reserve for advanced depreciation of noncurrent assets		(6,891)		(6,891)	—
Provision of general reserve			950,000	(950,000)	—
Dividends from surplus				(142,375)	(142,375)
Net income				1,261,750	1,261,750
Acquisition of treasury stock
Net changes of items other than shareholders’ equity

Total changes of items during the period	—	(6,891)	950,000	176,266	1,119,375

Balance at end of year	131,746	46,204	14,461,000	1,503,028	16,141,979

	Shareholders’ equity		Valuation and translation difference		Subscription rights to shares	Total net assets
	Treasury stock	Total shareholders’ equity	Valuation difference on available- for-sale securities	Total valuation and translation differences
Balance at beginning of year	(994,950)	18,285,476	(8,829)	(8,829)	31,626	18,308,272

Changes of items during the period
Reversal of reserve for advanced depreciation of noncurrent assets						—
Provision of general reserve						—
Dividends from surplus		(142,375)				(142,375)
Net income		1,261,750				1.261,750
Acquisition of treasury stock	(222)	(222)				(222)
Net changes of items other than shareholders’ equity			15,674	15,674	13,475	29,149

Total changes of items during the period	(222)	1,119,152	15,674	15,674	13,475	1,148,302

Balance at end of year	(995,172)	19,404,629	6,844	6,844	45,101	19,456,574

Notes to Non-consolidated Financial Statements

(January 1 to December 31, 2012)

1.	Matters on Significant Accounting Policies

(1)	Standards and methods of evaluating securities

(A)	Securities

a.	Bonds held to maturity

Amortized cost method (straight-line method)

b.	Shares of its subsidiaries

Cost calculation by the moving-average method

c.	Other securities

Securities with market value:

Market value method based on the market price, etc. at the fiscal year end date (The valuation difference is recognized directly into net assets in full, and the cost of securities sold is calculated by moving average method ) is applied.

Securities without market value:

Cost method based on the moving average method is applied.

(B)	Inventories

a.	Products

Cost method based on the gross-average method (Balance sheet valuations are determined by the lowered book values reflecting potential decline) is applied.

b.	Supplies

Mainly cost calculation by the gross-average method

(Balance sheet valuations are determined by the lowered book values reflecting potential decline) is applied.

(2)	Methods of depreciation of noncurrent assets

(A)	Property, plant and equipment (excluding leased assets)

Declining-balance method is applied. However, buildings (excluding accompanying facilities) are calculated by the straight-line method.

The same standards as those set forth in the Corporation Tax Act are applied to useful lives.

(B)	Intangible fixed assets (excluding leased assets)

Calculated by the straight-line method

The same standards as those set forth in the Corporation Tax Act are applied to useful lives.

However, the straight-line method with an estimated useful life of five (5) years is applied to software for internal use.

(C)	Long-term prepaid expenses

Depreciation is conducted by an amount which is more than evenly split figures at each settlement term.

The same standards as those set forth in the Corporation Tax Act are applied to the amortization period.

(3)	Standard for recording provisions

(A)	Provision for doubtful accounts

To provide for losses from bad debts, the estimated uncollectible amount is based on the actual ratio of bad debt for general accounts receivable. As for specific receivables with a higher default possibility, the estimated uncollectible amount is based on the possibility of collection.

(B)	Allowance for retirement benefits

To provide for employees’ retirement benefits these benefits are calculated from the retirement benefit obligation and estimated amount of pension assets in the current fiscal year.

Actuarial gains or losses are treated as expenses in the fiscal year following the fiscal year in which the gain or loss is recognized by the straight-line method over the periods which are shorter than the average remaining years of service of employees (ten (10) years) of the eligible employees. Past service liabilities are treated as expenses in the fiscal year in which the liability recognized by the straight-line method over the periods which are shorter than the average remaining years of service of employees (ten (10) years) of the eligible employees.

(C)	Provision for gas holder repairs

To prepare for expenses to repair spherical gas holders periodically, the estimated amount for the next repair is recorded on a pro-rata basis for the remaining period until the next repair.

(4)	Standard for recording incomes and expenses

Sales of gas

Determined based on the gas meter reading

(5)	Treatment of consumption taxes is based on the tax exclusion method.

(6)	Described financial amounts are rounded up/down to the nearest 1,000 yen.

(Additional Information)

Application of accounting standards on correction of accounting changes and errors

The “Accounting Standards on Correction of Accounting Changes and Errors” (Corporate Accounting Standard No.24 dated December 4, 2009) and “Accounting Standards and Implementation Guidance on Correction of Accounting Changes and Errors” (Corporate Accounting Standard Implementation Guide No.24 dated December 4, 2009) due to corrections of accounting changes and errors made after the beginning of the current fiscal year.

2.	Notes to Balance Sheets

(1)	Accumulated depreciation of noncurrent assets

Property, plant and equipment
Supply facilities	36,686,259 thousand yen
Operational facilities	1,468,181 thousand yen
Intangible assets	622,286 thousand yen

(2)	Accumulated direct reduction of acquisition cost concerning contribution expenses for construction

Property, plant, and equipment
Supply facilities	17,541,268 thousand yen
Operational facilities	154,681 thousand yen

(3)	Guarantee liabilities

Guarantee of the liabilities accrued on operating transactions	118,583 thousand yen

3.	Notes to Statements of Income

Turnover with affiliated companies
Turnover of business transactions
Sales	284,106 thousand yen
Purchase	5,418,359 thousand yen
Turnover other than business transactions	1,758,884 thousand yen

4.	Notes to Statements of Changes in Net Assets

Number of treasury stocks as at the end of the current fiscal year
Common stock 1,605,063 shares

5.	Notes to Tax Effect Accounting

The main cause of deferred tax assets is allowance for retirement benefits, while the main cause of deferred tax liabilities is the reserve for advanced depreciation of noncurrent assets.

6.	Notes to Significant Noncurrent Assets under Lease Contract

In addition to the noncurrent assets stated in the balance sheet, we use part of supply facilities under finance leases other than the ones in which the ownership is deemed to be transferred.

7.	Notes to Related Party Transactions

(1)	Transactions between the Company and related parties

Our parent company and major shareholders (limited to corporations), etc.

Type	Company Name	Owned Voting Right	Relationship with Related Party	Transaction	Transaction Amount (1,000 yen)	Account Title	Year-end Balance (1,000 yen)
Parent company	Kanto Natural Gas Development Co., Ltd.	Direct: 63.0% Indirect: 0.5%	*Purchase of gas, lease of real estates, consignment of business activities, etc., interlocking directorate	Purchase of gas	5,410,204	Accounts payable to affiliated companies	627,451

Notes:

1.	Consumption taxes are not included in the above transaction amounts but in the balance at the end of the fiscal year.
2.	Transaction terms and conditions and policy to determine the terms and conditions, etc. Gas purchase price is determined through negotiations after referring to the prevailing market price and receiving offer from the parent company.

(2)	Information concerning the parent company and principal affiliates

(A)	Information about the parent company

Kanto Natural Gas Development Co., Ltd. (listed on the first section of the Tokyo Stock Exchange)

(B)	Information about principal affiliates

There are no special matters to report.

8.	Note to Information about Per Share Amount

Net assets per share	1,227.10 yen
Net income per share	79.76 yen

Certified Copy of Auditors’ Report by Accounting Auditors

Concerning Consolidated Financial Statements

Independent Auditors’ Report

February 8, 2013

To the Board of Directors of Otaki Gas Co., Ltd.

KPMG AZSA LLC

Tetsuya Hoshinaga

Designated Partner with Limited Liability

Executive Member

Certified Public Accountant

Makoto Doi

Designated Partner with Limited Liability

Executive Member

Certified Public Accountant

Under the provision of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of Otaki Gas Co., Ltd. for the period from January 1 to December 31, 2012, which comprise the consolidated balance sheets, consolidated statements of income, consolidated statements of changes in net assets, and consolidated notes to consolidated financial statements.

The Company’s Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan. This includes operation and maintenance of such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to independently express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan.

Those standards require that we develop an audit plan and conduct the audit based on the plan to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. At the discretion of the auditor, the audit procedures are selected and applied based on the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position and profit/loss situations for the period specified in the consolidated financial statements of the corporate group comprised of Otaki Gas Co., Ltd. and its consolidated subsidiaries, in accordance with accounting principles generally accepted in Japan.

Interests

There exists no interest between the Company and the auditor or executive members that must be stated according to the regulation of the Certified Public Accountant Law.

Certified Copy of Auditors’ Report by Accounting Auditors

Independent Auditors’ Report

February 8, 2013

To the Board of Directors of Otaki Gas Co., Ltd.

KPMG AZSA LLC

Tetsuya Hoshinaga

Designated Partner with Limited Liability

Executive Member

Certified Public Accountant

Makoto Doi

Designated Partner with Limited Liability

Executive Member

Certified Public Accountant

Under the provision of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the 57th financial statements of Otaki Gas Co., Ltd. for the period from January 1 to December 31, 2012, which comprise the balance sheets, statements of income, statements of changes in net assets, and notes to non-consolidated financial statements as well as supplementary schedules.

The Company’s Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in Japan. This includes operation and maintenance of such internal control as management determines is necessary to enable the preparation of financial statements and supplementary schedules that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to independently express an opinion on the financial statements and supplementary schedules based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan.

Those standards require that we develop an audit plan and conduct the audit based on the plan to obtain reasonable assurance about whether the financial statements and supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and supplementary schedules. At the discretion of the auditor, the audit procedures are selected and applied based on the assessment of the risks of material misstatement of the financial statements and supplementary schedules, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and supplementary schedules in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and supplementary schedules present fairly, in all material respects, the financial position and profit/loss situations for the period specified in the financial statements and supplementary schedules in accordance with accounting principles generally accepted in Japan.

Interests

There exists no interest between the Company and the auditor or executive members that must be stated according to the regulation of the Certified Public Accountant Law.

Certified Copy of the audit&supervisory board’s Report

Audit Report

The audit&supervisory board hereby reports as set out below concerning the directors’ performance of their duties during the 57th term beginning January 1, 2012 and ending December 31, 2012 upon deliberations based on the audit reports prepared by each of the audit&supervisory board members.

1.	Method and content of audit conducted by audit&supervisory board members and the audit&supervisory board s

The audit&supervisory board s has established the audit policies and audit plans, etc., and received a report from each auditor regarding the state of implementation of their audits and results thereof. In addition, the audit&supervisory board has received reports from the directors, etc., and the accounting auditor regarding the state of performance of their duties, and requested explanations as necessary.

In conformity with the auditing standards established by the audit&supervisory board, and in accordance with the audit policies and audit plans, etc., each audit&supervisory board member endeavored to facilitate a mutual understanding with the directors, the internal audit division and other employees, etc., endeavored to collect information and maintain and improve the audit environment, attended the meetings of the board of directors and other significant meetings, received reports on the state of performance of duties from the directors and other employees and requested explanations as necessary, examined significant approval/decision documents, and inspected the state of the corporate affairs and assets at the head office and other principal business locations. Also, each audit&supervisory board member monitored and inspected the state of (i) the contents of the board of directors’ resolutions regarding the development and maintenance of the system to ensure that the directors’ performance of their duties complied with all laws, regulations and the articles of incorporation of the company and other systems that are set forth in Article 100, Paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act of Japan, which is a prerequisite for qualifying as a joint stock company (kabushiki kaisha), and (ii) the systems (internal control systems) based on such resolutions.

With respect to the subsidiaries, each auditor endeavored to facilitate a mutual understanding and exchanged information with the directors and auditors, etc., of each subsidiary and received from subsidiaries reports on their respective business as necessary. Based on the above-described methods, each audit&supervisory board member examined the business report and annexed specifications for the current fiscal year.

In addition, each audit&supervisory board member monitored and verified whether the accounting auditor maintained its independence and properly conducted its audit, received a report from the accounting auditor on the state of its performance of duties, and requested explanations as necessary. Each audit&supervisory board member was notified by the accounting auditor that it had established a “system to ensure that the performance of the duties of the accounting auditor was properly conducted” (the matters listed in the items of Article 131 of the Company Accounting Regulations) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council, October 28, 2005), and requested explanations as necessary. Based on the above-described methods, each audit&supervisory board member examined the accounting documents (balance sheets, statements of income, shareholders’ equity variation statement, and schedule of individual notes) and the annexed specifications thereto, as well as the consolidated accounting documents (consolidated balance sheets, consolidated statements of income, consolidated shareholders’ equity variation statement, and schedule of consolidated notes), for the current fiscal year.

2.	Audit results

(1)	Results of Audit of Business Report, etc.

(i)	We acknowledge that the business report and the annexed specifications thereto fairly present the state of the Company in conformity with the applicable laws and regulations and the articles of incorporation of the company.

(ii)	We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the articles of incorporation of the company was found with respect to the directors’ performance of their duties.

(iii)	We acknowledge that the resolutions of the board of directors with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the directors’ performance of their duties concerning the internal control systems.

(2)	Results of Audit of Accounting Documents and their Annexed Specifications

We acknowledge that the methods and results of audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

(3)	Results of Audit of Consolidated Accounting Documents

We acknowledge that the methods and results of audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

February 13, 2013

Audit&supervisory board of Otaki Gas Co., Ltd.

Full-time audit&supervisory board member: Yoshiteru Saito

Outside audit&supervisory board member: Nobuhiro Yamamura

Audit&supervisory board member: Hiromasa Kito

Outside audit&supervisory board member: Nobuharu Yoshimasu